Exhibit 2.1 DATED 13 May 2019 PELICAN HOLDCO LIMITED and KVH MEDIA GROUP LIMITED and KVH INDUSTRIES, INC. __________________________________________ SHARE PURCHASE AGREEMENT relating to the sale and purchase of the entire issued share capital of Super Dragon Limited and Videotel Marine Asia Limited __________________________________________ Paul Hastings (Europe) LLP Ten Bishops Square, Eighth Floor London, E1 6EG Tel: +44 20 3023 5100 Fax: +44 20 3023 5109 Ref: MWP/SW

CONTENTS 1. Interpretation ................................................................................................................. 3 2. Sale and purchase ...................................................................................................... 11 3. Consideration .............................................................................................................. 11 4. Completion Statement................................................................................................. 11 5. Completion .................................................................................................................. 12 6. Warranties ................................................................................................................... 14 7. Licence ........................................................................................................................ 14 8. Limitations on Liability ................................................................................................. 14 9. Purchaser Warranties ................................................................................................. 17 10. Release by Seller ........................................................................................................ 17 11. Protection of the Buyer's Interests .............................................................................. 18 12. Seller's Guarantee ...................................................................................................... 19 13. Announcements .......................................................................................................... 20 14. Confidentiality .............................................................................................................. 20 15. Post-Completion Undertakings ................................................................................... 21 16. Miscellaneous ............................................................................................................. 21 17. Power of Attorney ........................................................................................................ 24 18. Costs and Stamp Duty ................................................................................................ 24 19. Notices ........................................................................................................................ 24 20. Interest on Late Payment ............................................................................................ 26 21. Choice of Governing Law ............................................................................................ 26 22. Jurisdiction .................................................................................................................. 26 Schedule 1 Details of the group ............................................................................................... 27 Schedule 2 Warranties ............................................................................................................. 30 Schedule 3 Completion Statement .......................................................................................... 46 Schedule 4 Post Completion Undertakings ............................................................................. 56 Schedule 5 Videotel Training Products .................................................................................... 57 (i)

AGREED FORM DOCUMENTS Super Dragon Limited Board Resolution Videotel Marine Asia Limited Board Resolution Disclosure Letter Share transfer instruments Purchaser Board Resolution Seller Board Resolution Tax Covenant Press Announcement Loan Agreement Equity Commitment Letter Super Dragon Share Charge VMA Share Charge (ii)

THIS AGREEMENT is made on 13 May 2019 BETWEEN: 1. KVH MEDIA GROUP LIMITED, a private limited company incorporated under the laws of England with registered number 06462774 and having its registered office at 2a Queen Street, Leeds, West Yorkshire LS1 2TW (the "Seller"); 2. PELICAN HOLDCO LIMITED, a private limited company incorporated in England under registered number 11988300 whose registered office is at 3 Cadogan Gate, London, SW1X 0AP (the "Purchaser"); and 3. KVH INDUSTRIES, INC., a corporation incorporated in the State of Delaware with registered number 05042-0589 and having its registered office at 50 Enterprise Center, Middletown, RI 02842 (the "Seller's Guarantor"), each a "Party" and together the "Parties". WHEREAS: (A) The Seller is the legal and beneficial owner of the Shares (as defined in this Agreement). (B) The Seller has agreed to sell and the Purchaser has agreed to purchase the Shares in each case on the terms and subject to the conditions of this Agreement. NOW IT IS HEREBY AGREED as follows: 1. INTERPRETATION 1.1 In this Agreement, the Schedules and the Attachments to it: "Accounts" means the audited accounts of each of the Target Companies (comprising the balance sheet, profit and loss account, notes to the Accounts and directors' and auditors' reports) for the accounting reference period which ended on the Accounts Date; "Accounts Date" means 31 December 2017; "Affiliate" means, in respect to a person: (i) any other person who directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such person; and (ii) in respect of the Purchaser only: (i) any partnership, unit trust, investment trust, limited partnership or other investment fund or vehicle (however constituted) which is: (A) Controlled by the same general partner, manager or adviser as the Purchaser; or (B) Controlled by a general partner, manager or adviser which is a subsidiary or holding company of the general partner, manager or adviser of the Purchaser; or (ii) any person Controlled by or on behalf of a partnership, unit trust, investment trust, limited partnership or other investment fund or vehicle referred to in (i) above; "Agreed Form" in relation to any document, means that document in a form agreed by the Parties;

"Business" means the development, production, marketing, retail and distribution of e-learning training materials and crew management software for the commercial maritime sector, including ports and terminals as carried out by the Target Group during the twelve (12) month period ending on the Completion Date; "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Middletown, Rhode Island; "Cash" means the aggregate amount of all unrestricted: (i) cash in hand; (ii) cash standing to the credit of any account with a bank or other financial institution; and (iii) cash equivalents, in each case to which the Target Group is beneficially entitled as at the Effective Time, as shown in the Completion Statement; "Claim" means a General Claim and/or a claim for breach of any Tax Warranties; "Competition Law" means the national and directly effective legislation or regulation of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices (including, but not limited to, cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers; "Completion" means completion of the sale and purchase of the Shares under this Agreement; "Completion Date" means the date Completion occurs, being the date of this Agreement; "Completion Statement" means the consolidated balance sheet of the Target Group setting out the amount of Cash, Indebtedness and Working Capital at the Effective Time (together with the resulting calculation of the consideration) prepared in accordance with Part 2 and Part 3 of Schedule 3 in the form set out in Part 1 of Schedule 3 and as agreed or determined in accordance with Clause 4.1 and Part 2, Part 3 and Part 4 of Schedule 3; "Confidential Information" means all information not in the public domain of a secret or proprietary or confidential nature relating to any Target Company, including information which the Seller has received or obtained at any time by reason of or in connection with its relationship with any Target Company or its Business and including customer/client lists, contact details of clients, customers and suppliers and individuals within those organisations; trade secrets, technical information, know-how, research and development; financial projections, target details and accounts; fee levels, pricing policies, commissions and commission charges; budgets, forecasts, reports, interpretations, records and corporate and business plans; planned products and services;

marketing and advertising plans, requirements and materials, marketing surveys and research reports and market share and pricing statistics; and computer software and passwords; "Control" means, in relation to a person: (i) holding or controlling, directly or indirectly, a majority of the voting rights exercisable at shareholder meetings (or the equivalent) of that person; or (ii) having, directly or indirectly, the right to appoint or remove directors holding a majority of the voting rights exercisable at meetings of the board of directors (or the equivalent) of that person; or (iii) having, directly or indirectly, the ability to direct or procure the direction of the management and policies of that person, whether through the ownership of shares, by contract or otherwise; or (iv) having the ability, directly or indirectly, whether alone or together with another, to ensure that the affairs of that person are conducted in accordance with his or its wishes, and any two (2) or more persons acting together to secure or exercise Control of another person shall be viewed as Controlling that other person. The terms "Controlling" and "Controlled" shall be construed accordingly; "Data Protection Legislation" means any applicable data protection laws in force that apply to the Target Group and its Business, including but not limited to: (i) the Data Protection Act 1998 and all other applicable national laws, regulations and secondary legislation implementing European Directive 95/46/EC; (ii) the General Data Protection Regulation (EU 2016/679) (the "GDPR") and all related national laws, regulations and secondary legislation, including the Data Protection Act 2018; and (iii) the Privacy and Electronic Communications (EC Directive) Regulations 2003. "Data Room" means the 'KVH Industries' electronic data room as hosted by SpringCM with url: https://login.springcm.com/Login as at 8pm in Middletown, Rhode Island on 11 May 2019 (the index of which is attached to the Disclosure Letter); "Data Room Index" means the index to the Data Room as appended to the Disclosure Letter; "Disclosed" means fairly disclosed in the Disclosure Letter with sufficient details to enable a purchaser (acting reasonably) to identify the nature and scope of the matter disclosed;

"Disclosure Letter" means the letter dated the same date as this Agreement from the Seller to the Purchaser making certain disclosures in relation to the Warranties other than the Fundamental Warranties; "Effective Time" means immediately prior to Completion; "Equity Commitment Letter" means the equity commitment letter in the agreed form addressed to the Purchaser and the Seller and duly executed by Oakley Capital IV Master SCSp; "Encumbrance" includes any interest or equity of any person including, without prejudice to the generality of the foregoing, any mortgage, charge, pledge, lien, option, debenture, assignation, bill of sale, deposit by way of security, credit sale or other agreements for payment on deferred terms, restriction, right of first refusal, right of pre- emption, third party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect; "Estimated Cash" means $2,897,678, being the Purchaser's good faith estimate of Cash as at the Effective Time; "Estimated Indebtedness" means $2,293,701, being the Purchaser's good faith estimate of Indebtedness as at the Effective Time; "Estimated Purchase Price" means an amount equal to $89,386,997, which is calculated as follows: (i) $90,000,000; plus (ii) Estimated Cash; less (iii) Estimated Indebtedness; less (iv) Estimated Working Capital; "Estimated Working Capital" means $1,216,979, being the Purchaser's good faith estimate of the amount equal to the shortfall in the Working Capital below the Target Working Capital; "Fundamental Claim" means any claim for breach of any of the Fundamental Warranties; "Fundamental Warranties" means the warranties given in Part 1 of Schedule 2; "General Claim" means any claim for breach of any of the General Warranties; "General Warranties" means the Warranties set out in Part 2 of Schedule 2 and "General Warranty" shall be construed accordingly; "Indebtedness" means in respect of the Target Group the aggregate amount (expressed as a positive number) of all borrowings and indebtedness in the nature of borrowings as at the Effective Time, including: (i) the bank overdrafts, and any other loans (including directors, employees or related parties' loans) by way of acceptance credit or similar facilities, loan stock, bonds, debentures, notes debt or inventory financing, receivables financing or any other arrangements for the purpose of which is to borrow money; (ii) liabilities under any currency or interest swap or other interest or currency protection, hedging or financial futures transaction or arrangement including without limitation any break cost, early termination fee or similar; (iii) provision for contingent or deferred payments, or any other payments of any kind arising out of or in connection with any acquisitions or disposals prior to Completion which remain payable; (iv) underfunded obligations under any pension plan, other post-employment benefit or similar plan under which the Target Group has any liability; (v) any Transaction Costs in each case to the extent unpaid at the Effective Time; (vi) corporate income tax liabilities relating to any period before Completion, including a provision for any period where tax returns have not yet been filed; and (vii) in respect of any indebtedness, obligation, claim, or liability of a type described in sub-Clauses (i) through (vii) all accrued and unpaid interest, premiums, penalties, breakage costs, unwind costs, taxes, fees, termination costs, redemption costs and other charges related thereto, including those arising as a result of Completion, in each case as at the Effective Time prepared in accordance with Schedule 3, as shown in the Completion Statement, but excluding any item included in Working Capital or Cash; "Independent Accountants" means an independent firm of chartered accountants of international repute appointed in accordance with Part 4 of Schedule 3; "Information Technology" means computer hardware, devices, software, computer, databases, networks, and other information technology systems (including Open Source Software) and associated services owned or used by any Target Company; "Intellectual Property" means patents, registered designs, rights in designs, copyright (including Information Technology), database rights, trade-marks, brand names, service marks, trade or business names, domain names, logos, get-up or trade dress and inventions or secret processes, formulae, know-how and trade secrets (whether or not any of these is registered and including applications for registration, renewal or extension of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world; "Key Person" means any person employed or engaged by any Target Company as at the date of this Agreement in a senior or managerial role or whose remuneration (in whatsoever form) on an annualised basis is equal to or greater than £75,000; "Loan Agreement" means the loan agreement in the agreed form to be entered into between the Purchaser and the Seller on the Completion Date; "Liabilities" means losses, liabilities, costs, expenses and damages (excluding amounts in respect of Tax and the loss of any relief in relation thereto) and all interest, penalties and all reasonable professional costs and expenses, and, in each case, whether incurred before or after Completion, whether or not the same is required to be provided for or accrued in financial statements or accounts or is Disclosed or otherwise; "Licence" means the licence granted by the Target Companies to the Seller pursuant to clause 7; "Management Accounts" means the management accounts of each member of the Target Group for each complete month since the Accounts Date up to and including the month of March 2019, copies of which are contained within the Data Room; "Material Customer" means any customer which generates or has generated revenue for the Target Group of $100,000 in any one year; "Objection Notice" has the meaning given in paragraph 3, of Part 2 of Schedule 3; "Open Source Software" means software for which the human readable version (or source code) is available to the general public for use and/or modification from its original design free of charge or for a de minimis charge; "Press Announcement" means the press announcement relating to the transaction in the agreed form; "Proceedings" means any proceeding, suit or action arising out of or in connection with this Agreement or the negotiation, existence, validity or enforceability of this Agreement, whether contractual or non-contractual; "Proprietary Software" means software in which any Target Company owns any Intellectual Property; "Purchase Price" means an amount equal to the sum of: (i) the $90,000,000; plus (ii) Cash; less (iii) Indebtedness; (iv) plus an amount equal to any excess in Working Capital above the Target Working Capital; or less an amount equal to any shortfall in the Working Capital below the Target Working Capital, as shown in the Completion Statement; "Purchaser's Group" means the Purchaser, its subsidiaries and subsidiary undertakings, any holding company of the Purchaser and all other subsidiaries and subsidiary undertakings of any such holding company from time to time (including, following Completion, members of the Target Group); "Purchaser's Warranties" means the warranties set out at Clause 9.1 "Seller's Solicitors" means Squire Patton Boggs (UK) LLP of 7 Devonshire Square, London, EC2M 4YH; "Seller's Solicitors Bank means the Seller's Solicitors USD bank account at Lloyds Bank Account" plc of 65-68 Briggate, Leeds LS1 6LH (Sort Code: 30-00-05, Account Number: 11402501); "Shares" means 100 ordinary shares of HK$1.00 each of the entire issued share capital of Super Dragon Limited and 100 ordinary shares of HK$1.00 each of the entire issued share capital of Videotel Marine Asia Limited; "Super Dragon Share means the deed to be executed by the Purchaser on the Charge" Completion Date pursuant to which the Purchaser shall grant the Seller a charge over the entire issued share capital of Super Dragon Limited in order to secure its obligations under the Loan Agreement; "Target Group" means the companies, the basic information concerning which is set out in Schedule 1 and each shall be a "Target Company"; "Target Working Capital" means $1,909,000; "Tax" or "Taxation" has the meaning given to that expression in the Tax Covenant; "Tax Authority" has the meaning given to that expression in the Tax Covenant; "Tax Covenant" means the tax covenant in the Agreed Form; "Tax Statute" has the meaning given to that expression in the Tax Covenant; "Tax Warranties" means the Warranties given in Part 3 of Schedule 2; "Transaction Costs" means, without double counting, any fees, expenses or other costs (including professional and advisory fees) payable by any Target Company in connection with the transactions contemplated by this Agreement, in each case including any irrecoverable VAT to the extent unpaid at the Effective Time; "VAT" means within the European Union such Tax as may be levied in accordance with (but subject to derogations from) the Directive 2006/112/EC and outside the European Union any similar Tax levied by reference to added value or sales; "VAT Target Group" means the VAT Target Group, within the meaning of article 7 paragraph 4 VATA 1968; "VMA Share Charge" means the deed to be executed by the Purchaser on the Completion Date pursuant to which the Purchaser shall grant the Seller a charge over the entire issued share capital of Videotel Marine Asia Limited in order to secure its obligations under the Loan Agreement;

"Warranties" means the warranties set out in Schedule 2 and "Warranty" shall be construed accordingly; "Videotel Training Products" means the videos and content produced by the Target Group under the titles set out in Schedule 5; "Working Capital" means the aggregate current assets less the aggregate liabilities of the Target Group in each case as at the Effective Time, prepared in accordance with Schedule 3 and as shown in the Completion Statement, but excluding any item included in Indebtedness or Cash; and "Working Hours" means 9.00 a.m. to 5.00 p.m. on a Business Day. 1.2 In this Agreement, words and expressions defined in the Companies Act shall bear the same meaning as in that Act unless expressly stated otherwise. 1.3 In this Agreement, except where the context otherwise requires: 1.3.1 any reference to this Agreement includes the Schedules to it each of which forms part of this Agreement for all purposes; 1.3.2 a reference to a Clause, paragraph or Schedule (other than to a schedule to a statutory provision) shall be a reference to a Clause, paragraph or Schedule (as the case may be) of or to this Agreement; 1.3.3 words in the singular shall include the plural and vice versa; 1.3.4 a reference to a person shall include a reference to a natural person, a firm, a body corporate, an unincorporated association, a partnership, a government, state or organisation or to an individual's executors or administrators; 1.3.5 whether a person is "connected" with another person shall be determined in accordance with sections 1122 and 1123 of the Corporation Tax Act 2010; 1.3.6 references to times are to London time; 1.3.7 references to acting directly or indirectly include (without prejudice to the generality of that expression) acting alone or on behalf of any other person or jointly with or through or by means of any other person including directing or recommending another person to act; 1.3.8 if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day; 1.3.9 a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced; 1.3.10 references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction and references to any English statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction;

1.3.11 a reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation"; 1.3.12 references to documents "in the agreed form" or any similar expression shall be to documents agreed between the Purchaser and the Seller and initialled for identification by or on behalf of each of the Purchaser and the Seller; 1.3.13 references to "writing" shall include any modes of reproducing words in any legible form; 1.3.14 the contents page and headings in this Agreement are for convenience only and shall not affect its interpretation; 1.3.15 references to this Agreement include this Agreement as amended or supplemented in accordance with its terms; and 1.3.16 references to $ shall mean US dollars, unless expressly stated otherwise. 2. SALE AND PURCHASE 2.1 Subject to the terms and conditions of this Agreement, the Seller hereby sells the Shares free from any Encumbrance and together with all rights of any nature whatsoever that attach (or may in the future attach) to them at Completion and the Purchaser hereby purchases the entire legal and beneficial interest in those Shares. 2.2 The Seller hereby irrevocably waives and shall procure before Completion the irrevocable waiver of any restrictions on transfer (including any pre-emption rights) which may exist in relation to the Shares, whether under the articles of association of any Target Company or otherwise. 2.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the Seller completes the sale of all the Shares simultaneously but completion of the purchase of only some of the Shares will not affect the rights of the Purchaser with respect to the purchase of others. 3. CONSIDERATION 3.1 The aggregate consideration for the Shares is an amount equal to the Purchase Price payable in accordance with the Loan Agreement and as adjusted, agreed or determined in accordance with Clause 4. 3.2 The Estimated Purchase Price shall be subject to adjustment (if any) after Completion pursuant to Clause 4 below. 3.3 The Purchase Price shall (so far as legally permissible) be deemed to be reduced by the amount of any payment made by the Seller to the Purchaser in respect of any claim under this Agreement and/or under the Tax Covenant. 4. COMPLETION STATEMENT 4.1 The Purchaser and the Seller shall in good faith agree the Completion Statement in accordance with Schedule 3. 4.2 If the Purchase Price: 4.2.1 is less than the Estimated Purchase Price, then the Seller shall pay to the bank account notified to the Seller by the Purchaser in writing, by way of telegraphic transfer of immediately available funds, an amount equal to the difference between the Purchase Price and the Estimated Purchase Price; or

4.2.2 is more than the Estimated Purchase Price, then the Purchaser will pay to the Seller's Solicitors Bank Account, by way of telegraphic transfer of immediately available funds, an amount equal to the difference between the Purchase Price and the Estimated Purchase Price. 4.3 All payments to be made in accordance with Clause 4.2 shall be made within five (5) Business Days of the earlier of either: (i) the receipt by the Purchaser of the Acceptance Notice; (ii) the deemed agreement of the Seller with the draft Completion Statement pursuant to Part 2 of Schedule 3; or (iii) the determination of the Independent Accountants pursuant to Part 2 of Schedule 3 Part 4 of Schedule. 5. COMPLETION 5.1 Completion shall take place on the Completion Date at the offices of the Seller's Solicitors or such other place as is agreed in writing between the Purchaser and the Seller. 5.2 At Completion: 5.2.1 the Seller shall deliver or cause to be delivered to the Purchaser: (a) duly executed instruments of transfer in respect of the Shares in favour of the Purchaser and share certificates for the Shares in the name of the relevant transferors (or an indemnity in the agreed form for any lost or destroyed certificates); (b) the Tax Covenant duly executed by or on behalf of the Seller; (c) the Disclosure Letter duly executed by or on behalf of the Seller; (d) the Loan Agreement duly executed by or on behalf of the Seller; (e) the Equity Commitment Letter, duly countersigned by or on behalf of the Seller; (f) certificates of incorporation, common seals (if any) and all statutory and minute books (which shall be written up to the date of Completion) of each member of the Target Group, together with any unused share certificate forms; (g) evidence to the Purchaser's satisfaction of the release and discharge of any charges and guarantees entered into by any Target Company; (h) any power of attorney or other authority under which this Agreement or any document referred to in it is executed on behalf of the Seller; (i) to the extent not in the possession of the Target Group, any books of account (including those relating to the employees and/or directors of any Target Company) and all insurance policies in respect of the business of any Target Company; and (j) to the extent not in the possession of any Target Company, all licences, consents, permits and authorisations obtained by or issued to any Target Company or necessary for the conduct of the Business. 5.2.2 the Seller shall procure that the following business (as applicable) is transacted at a meeting of the directors of each Target Company: (a) the directors of the relevant Target Company shall approve registration of the transfers of the Shares to the Purchaser (or its nominee) and the entry of the transferee in the register of members of each of Super Dragon Limited and Videotel Marine Asia Limited, in each case, subject only to the transfer being presented duly stamped; and (b) Alex Collins shall be appointed as sole director of each Target Company; and 5.2.3 the Purchaser shall: (a) deliver or cause to be delivered to the Seller, the Tax Covenant, duly executed on behalf of the Purchaser; (b) deliver or cause to be delivered to the Seller, the Disclosure Letter, duly countersigned by or on behalf of the Purchaser; (c) deliver or cause to be delivered to the Seller, the Loan Agreement, duly executed on behalf of the Purchaser; (d) deliver or cause to be delivered to the Seller, the Equity Commitment Letter, duly countersigned on behalf of the Purchaser; (e) deliver or cause to be delivered to the Seller, the Super Dragon Share Charge, duly countersigned on behalf of the Purchaser; (f) deliver or cause to be delivered to the Seller, the VMA Share Charge, duly countersigned on behalf of the Purchaser; and (g) deliver a copy of the minutes of a meeting of its board of directors authorising the Purchaser to enter into and perform its obligations under this Agreement and the Tax Covenant including the issuance and allotment of the Shares. 5.3 Within: 5.3.1 five (5) Business Days of Completion the Seller shall deliver or cause to be delivered to the Purchaser the written resignations of each director of each Target Company (in their capacity as such), in the agreed terms and in each case executed as a deed, irrevocably and unconditionally waiving and releasing all claims against any member of the Target Group; and 5.3.2 one (1) Business Day of Completion, a USB drive of the Data Room in the agreed form containing all documents listed in the Data Room Index. 5.4 All documents and items delivered at Completion pursuant to this Clause 5 shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed (pursuant to the remainder of this Clause (g)), or otherwise agreed between the Parties, to have taken place. Simultaneously with delivery of all documents and all items required to be delivered at Completion in accordance with this Clause 5 (or waiver of the delivery of it by the person entitled to receive the relevant document or item) the documents and items delivered in accordance with this Clause 5 shall cease to be held to the order of the person delivering them and Completion shall be deemed to have taken place. 5.5 The payment of any amount required pursuant to Clause 4.3 to the Seller's Solicitors Bank Account by telegraphic transfer shall constitute due payment to the Seller and the Purchaser shall not be concerned to see that the moneys are applied in paying the Seller in accordance with its entitlement. 5.6 So far as it remains to be performed, this Agreement shall continue in full force and effect after Completion and the rights and remedies of the Parties shall not be affected by Completion.

6. WARRANTIES 6.1 The Seller hereby warrants to the Purchaser in the terms of the Warranties as at the date of this Agreement. 6.2 Each of the Warranties shall be construed as a separate warranty and except where this Agreement expressly provides otherwise, each Warranty is not limited by the other provisions of this Agreement, including the other Warranties. 6.3 Where any of the Warranties are qualified by the expression "so far as the Seller is aware" or any similar expression, that Warranty shall be deemed to include an additional statement that such Warranty is given after enquiry by the Seller of Felise Feingold, Mark Woodhead and Anthony Pike in respect of the subject matter of the relevant Warranty. 6.4 Except in the case of fraud or wilful concealment, the Seller shall not (if a claim is made against it in connection with the sale of the Shares to the Purchaser) make any claim against any Target Company or against any director, employee, agent or officer of any Target Company on whom the Seller may have relied before agreeing to any term of this Agreement or the Tax Covenant authorising any statement in the Disclosure Letter. The Seller hereby acknowledges that it has no rights to make any such claim. The rights of any Target Company and any director, employee, agent or officer of any Target Company under this Clause 6.4 are subject to the provisions of Clause 16.6 (relating to third party rights). 6.5 Except in the case of fraud or wilful concealment, the Purchaser waives and may not enforce on behalf of itself and any member of the Purchaser's Group any claims howsoever arising against any of the directors, agents, employees and officers of the Seller, its Affiliates and any Target Company (including those individuals specified in Clause 6.3) with respect to the subject matter of this Agreement including any information supplied to the Purchaser or its representatives or advisers in connection with this Agreement or the negotiation thereof. 6.6 The rights and remedies of the Purchaser in respect of a breach of any of the Warranties shall not be affected by Completion, by the giving of any time or other indulgence by the Purchaser to any person, or by any other cause whatsoever except as provided in this Agreement or in a specific waiver or release by the Purchaser in writing and any such waiver or release shall not prejudice or affect any remaining rights or remedies of the Purchaser. 7. LICENCE 7.1 The Purchaser and the Seller hereby agree to use all reasonable endeavours following Completion to procure that the Target Companies enter into a license agreement with the Seller granting to the Seller a non-exclusive, royalty-free license for a period of three years (commencing on the Completion Date) to use any of the Target Group's Intellectual Property in respect of the Videotel Training Products in relation to the Seller's "AgilePlans" service, provided that (i) this is in a manner consistent in all material respects with the use of the Videotel Training Products within the "AgilePlans" service in the 12 months prior to the Completion Date, and (ii) no member of the Target Group shall be under any obligation to update any of the Videotel Training Products (the "Licence"). 7.2 Until such time as the Licence is agreed, the Purchaser shall procure that the Seller shall have the right to use any of the Target Group's Intellectual Property in respect of the Videotel Training Products as may be reasonably required to ensure the continuous operation of the Seller's business as carried out prior to Completion, provided that (i) this is in a manner consistent in all material respects with the use of the Videotel Training Products within the "AgilePlans" service in the 12 months prior to the Completion Date, and (ii) no member of the Target Group shall be under any obligation to update any of the Videotel Training Products. 8. LIMITATIONS ON LIABILITY 8.1 The Seller shall not be liable in respect of any Claim to the extent that the facts and circumstances giving rise to such Claim are Disclosed.

8.2 If any matter comes to the notice of the Purchaser which may give rise to a liability under the General Warranties, the Purchaser shall, within thirty (30) Business Days after such matter coming to the notice of the Purchaser, give to the Seller written notice containing a summary of the nature of the Claim as far as is known to the Purchaser at that time (including reasonable details of the matter or default which gives rise to the Claim and an estimate of the amount claimed). 8.3 The Seller shall not be liable for a Claim unless the Purchaser has given the Seller notice of such claim: 8.3.1 in the case of any General Claim on the date falling eighteen (18) months after Completion; and 8.3.2 in the case of any claim under the Tax Warranties on the seventh (7th) anniversary of Completion. 8.4 The Purchaser shall commence legal proceedings in respect of any Claim by issuing and serving proceedings in respect of such Claim (other than a Claim in respect of a Tax Warranty) within six (6) months of service by the Purchaser of a notification of a Claim pursuant to Clause 8.2, unless the Seller agrees otherwise in writing. 8.5 The Seller shall not be liable in respect of any Claim based upon a liability which is contingent unless and until such contingent liability becomes an actual liability, provided that this Clause 8.5 shall not operate to avoid a Claim made in respect of a contingent liability which is notified to the Seller in accordance with Clause 8.2 and within the applicable time limit specified in Clause 8.3 if it subsequently becomes an actual liability and provisions of Clause 8.4 shall not apply until the date on which the Purchaser becomes aware that such Claim has become actual. 8.6 The failure of the Purchaser to give written notice of a Claim within the time period specified in Clause 8.2 or to commence legal proceedings in respect of such Claim within the time period specified in Clause 8.4 shall not invalidate such Claim, save always that the Seller shall not be liable in respect of any increase in liability in respect of such Claim to the extent that such increase in liability was as a direct result of the delay on the part of the Purchaser to comply with its obligations pursuant to Clauses 8.2 and/or 8.4 (as the case may be). 8.7 The liability of the Seller in respect of any Claims shall be limited as follows: 8.7.1 there shall be disregarded for all purposes (including, for the avoidance of doubt, the application of the threshold in Clause 8.7.2) any such Claim in respect of which the amount which the Purchaser would otherwise (but for the provisions of this Clause 8.7.1) be entitled to recover would be less than $100,000, and 8.7.2 subject to Clause 8.7.1, the Purchaser shall not be entitled to recover any amount in respect of such Claim unless the amount recoverable, when aggregated with all other amounts recoverable for such Claims, exceeds $1,000,000, in which event this limitation shall cease to apply and the whole of such amounts shall be recoverable and not merely the excess. 8.8 The aggregate liability of the Seller in respect of all and any Claims shall be limited to and shall in no event exceed an amount equal to twenty per cent (20%) of the Purchase Price. 8.9 The aggregate liability of the Seller in respect of all and any Fundamental Claims under this Agreement and claims under the Tax Covenant shall be limited to and shall in no event exceed an amount equal to the Purchase Price. 8.10 The Seller shall have no liability in respect of any Claim (other than a Claim in respect of a Tax Warranty) by the Purchaser:

8.10.1 to the extent that the Claim arises, or is increased, as a result of any increase in rates of Taxation which is announced and comes into force after Completion with retrospective effect or of any change in the law which announced and comes into force after Completion with retrospective effect; 8.10.2 to the extent that an identifiable and specific provision or reserve (other than a proviso for deferred Tax) in respect of the liability or other matter giving rise to the Claim in question was made in the Completion Statement; 8.10.3 to the extent that recovery is made by the Purchaser or a Target Company under any policy of insurance; 8.10.4 to the extent that such claim is attributable to or is increased by: (a) any voluntary act, omission, transaction or arrangement carried out by, at the request of or with the consent of, the Buyer before Completion; or (b) any breach of paragraph 8.12.3. 8.11 The Seller shall not be liable in respect of any Claim to the extent that the facts or circumstances giving rise to such Claim are capable of remedy and are remedied by or at the expense of the Seller within twenty (20) Business Days of the date on which notice of such Claim is given pursuant to Clause 8.2. The operation of this provision shall not prejudice the ability of the Purchaser to give notice of a Claim in accordance with Clause 8.3. 8.12 If the Purchaser becomes aware of any claim, action or demand made against any Target Company by a third party (a "Third Party Claim") which is reasonably likely to give rise to a Claim (other than a Claim under the Tax Warranties which shall be dealt with in accordance with the provisions of the Tax Covenant) the Purchaser shall: 8.12.1 within twenty (20) Business Days of becoming aware of such Third Party Claim, give to the Seller written notice containing a summary of the nature of the Third Party Claim as far as is known to the Purchaser at that time; 8.12.2 keep the Seller reasonably informed of all material developments in relation to the Third Party Claim within its knowledge, consult with the Seller in relation to the Third Party Claim, supply the Seller with such material information and copies of documents relating to the Third Party Claim that the Seller reasonably requires, and deal with the Third Party Claim having given consideration to the reasonable representation and views of the Seller, save where to do so would or might reasonably breach or endanger the legal privilege of any member of the Purchaser's Group and save always that, but subject to Clause 8.12.3, the Purchaser shall have ultimate discretion as to how a Third Party Claim shall be conducted; and 8.12.3 not (and shall procure that no other member of the Purchaser's Group shall) agree any compromise or settlement, or make any admission of liability or payment, in relation to the Third Party Claim without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed). 8.13 The Purchaser shall not be entitled to recover twice in respect of the same loss or liability, whether for breach of the Warranties, under the Tax Covenant or otherwise. 8.14 The Purchaser acknowledges and agrees that, notwithstanding any of the warranties or any of the provisions of this Agreement, the Purchaser shall not be entitled to any damages for breach of warranty or any breach of this Agreement, if and to the extent that the Purchaser's losses are indirect or consequential loss. 8.15 Nothing in this Agreement shall or shall be deemed to relive or abrogate the Purchaser of any common law or other duty to avoid or mitigate any loss or damage suffered or incurred that may or does give rise to a Claim.

8.16 This Clause 7 shall not apply to any claim pursuant to the Tax Covenant or to any claim under this Agreement (including any Claim) arising out of fraud or wilful concealment. 8.17 The provisions of the Tax Covenant (including for the avoidance of doubt, the limitations set out therein), apply to any Claim under the Tax Warranties to the extent therein stated. 9. PURCHASER WARRANTIES 9.1 The Purchaser warrants to the Seller that as at the date of this Agreement: 9.1.1 it has been duly incorporated and formed and is validly existing under the laws of England and has the necessary power and authority to enter into and perform its obligations under this Agreement and all other documents executed by it which are to be delivered at Completion; 9.1.2 the execution, delivery and performance by it of this Agreement will not constitute a breach of any laws or regulations in any relevant jurisdiction or result in a breach of or constitute a default or otherwise be prohibited under (i) any provision of its constitutional documents; (ii) any order, judgment, decree or decision of any court or governmental authority in any jurisdiction; or (iii) any agreement or instrument to which it is a party or by which it is bound; 9.1.3 the execution, delivery and performance by it of its obligations under this Agreement will not require it to obtain any consent, waiver or approval of, or give any notice to or make any registration or filing with, any governmental, regulatory, other authority or other person which has not been obtained or made at the date of this Agreement on a basis both unconditional and which cannot be revoked; and 9.1.4 no order has been made, petition presented or resolution passed for the winding up of the Purchaser. No administrator nor any receiver, manager or equivalent officer has been appointed by any person in respect of it or all or any of its assets and, so far as it is aware, no steps have been taken to initiate any such appointment and no voluntary arrangement has been proposed. 9.2 As at the date of this Agreement, the Purchaser is not aware of any fact or circumstance which constitutes a Claim. For the purposes of this Clause 9.2, reference to the Purchaser's awareness shall mean those matters of which Alex Collins, Sam Fenton-Whittet, Lovis von Andrian and Konstantin Synetos are actually aware. 10. RELEASE BY SELLER 10.1 The Seller confirms that it has no claim outstanding against any Target Company or against any of the directors, officers, agents or employees of the any Target Company and that no agreement or arrangement is outstanding under which any Target Company or any of such persons has or could have any obligation of any kind to it. 10.2 To the extent that any such claim or obligation exists or may exist, except in the case of fraud or wilful concealment, the Seller irrevocably and unconditionally waives such claim or obligation and releases each Target Company and any such other persons from any liability whatsoever in respect of such claim or obligation. 10.3 Each Target Company and any director, officer, agent or employee of any Target Company may enforce the terms of Clauses 10.1 and 10.2 in accordance with the Contracts (Rights of Third Parties) Act 1999, provided always that, as a condition thereto, any such third party shall: 10.3.1 obtain the prior written consent of the Purchaser; and 10.3.2 not be entitled to assign its rights under this Clause 10.

11. PROTECTION OF THE BUYER'S INTERESTS 11.1 The provisions of this Clause 11 are made with the intention of assuring to the Purchaser and each other member of the Purchaser's Group following Completion the full benefit and value of the goodwill, Confidential Information and connections of any Target Company and as a constituent part of the agreement for the sale of the Shares. Accordingly the Seller agrees that the restrictions contained in this Clause 11 are reasonable and necessary for the protection of the legitimate interests of the Purchaser and that the restrictions do not work harshly on it. 11.2 The Seller covenants with the Purchaser and each other member of the Purchaser's Group that for the period commencing on the Completion Date and ending on the second anniversary of Completion, save with the prior written consent of the Purchaser, it will not and will procure that none of its Affiliates will directly or indirectly on their own behalf or on behalf of any other person: 11.2.1 be engaged, concerned or involved with, or interested in, any business which is in competition with the Business as carried on by any Target Company at Completion, provided always that this Clause 11.2.1 shall not prevent the Seller from being interested as a holder or beneficial owner solely for investment purposes of less than three per cent of any securities of any company whose securities are listed or quoted on any investment exchange by the Financial Conduct Authority under Part XVIII of the Financial Services Market Act 2000; 11.2.2 solicit business from any Material Customer for the purpose of providing to that Material Customer goods or services which are the same as or similar to those which it has been involved in providing to that Material Customer as part of the Business at any time in the 24 months preceding the Completion Date; 11.2.3 interfere with or seek to interfere with contractual or other trade relations between any Target Company and any of its or their respective customers or suppliers; 11.2.4 employ, solicit the services of, endeavour to entice away from any Target Company or knowingly assist in, or procure, the employment by any other person of any Key Person (whether or not such person would commit any breach of his/her contract of employment or engagement by reason of leaving the service of such company); and/or 11.2.5 subject to clause 13.2, communicate or divulge to any person or make use of and shall use its best endeavours to prevent the publication, disclosure or unauthorised use of any Confidential Information concerning the business, finances or affairs of any Target Company or of any of their respective customers or suppliers. 11.3 The Seller covenants with the Purchaser and each other member of the Purchaser's Group that it will not, and will procure that its Affiliates will not, for so long as it is used by or registered in the name of any Target Company, use or apply to register on any public register any trade, business or domain name or e-mail address used by any Target Company during the period of two years preceding the Completion Date (including "Videotel" and "Videotel.com") or any name similar to those names or addresses or likely to be confused with them. 11.4 If any of the restrictions in Clause 11 is held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, that restriction shall apply with such deletions as may be necessary to make it valid and effective. 11.5 The restrictions contained in Clause 11 shall be construed as separate and individual restrictions and undertakings by the Seller in relation to itself and its interests and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions. 11.6 The provisions of this Clause 11 shall not apply to any activity specifically provided for in the Licence.

11.7 The provisions of this Clause 11, except for the provisions of 11.3, shall not apply to any activity regarding: 11.7.1 the provision of instructional content and materials in respect of the Seller's and its Affiliates' services which are outside the scope of the Business, other than the provisions of 11.3; nor 11.7.2 the distribution and provision, but not the creation or production, by the Seller of: (a) instructional content and materials that relate to the use, repair and maintenance of maritime vessel equipment; or (b) predictive maintenance information; or (c) solely in connection with the Seller's internet of things, "IoT", services for maritime vessel owners, other than the following: (i) content and materials produced by any company whose primary business is the provision of educational content or services (such provision to include, but not be limited to, any of MTS, SQLearn, Safebridge, KARCO, Marlins, Mintra Group, Cresent, Petrofac, Petroskills, VStep, OMS, Virtual Marine, Unitest or V Group); (ii) training content, material or other media produced by Kongsberg, Transas, and Chartco that is not exclusively related to non- educational goods and services provided by those companies; and (iii) content and materials that relate to any testing, assessment or involve the creation of recording of training records of any kind. 12. SELLER'S GUARANTEE 12.1 In consideration of the Purchaser agreeing to purchase the Shares on the terms set out in this Agreement, the Seller's Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance and observance by the Seller of all of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it and agrees to indemnify the Purchaser in respect of any breach by the Seller of any of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it. The liability of the Seller's Guarantor under this Agreement or any other document referred to in it shall not be released or diminished by any variation of the terms of this Agreement or any other document referred to in it (whether or not agreed by the Seller's Guarantor), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance. 12.2 If and whenever the Seller defaults for any reason whatsoever in the performance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to this Agreement or any other document referred to in it, the Seller's Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement or any other document referred to in it and so that the same benefits shall be conferred on the Purchaser as would have been received if such obligation, commitment or undertaking had been duly performed and satisfied by the Seller. 12.3 This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations of the Seller shall have been performed or satisfied regardless of the legality, validity or enforceability of any provisions of this Agreement and notwithstanding the winding-up, liquidation, dissolution or other incapacity of the Seller or any change in the status, control or ownership of the Seller, This guarantee is in addition to, without limiting and not in substitution for, any rights or security which the Purchaser may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of the Seller under or in connection with this Agreement or any other document referred to in it. 12.4 As a separate and independent stipulation, the Seller's Guarantor agrees that any obligation, commitment or undertaking expressed to be undertaken by the Seller (including, without limitation, any moneys expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Seller by reason of any legal limitation, disability or incapacity on or of the Seller or any fact or circumstance (other than any limitation imposed by this Agreement) shall nevertheless be enforceable against and recoverable from the Seller's Guarantor as though the same had been incurred by the Seller's Guarantor and the Seller's Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Seller's Guarantor on demand. 13. ANNOUNCEMENTS 13.1 Save for the Press Announcement, no announcement concerning the sale of the Shares or any ancillary matter shall be made by any Party without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed. This Clause 13.1 does not apply in the circumstances described in Clause 13.2. 13.2 Unless otherwise agreed in writing between the Purchaser and the Seller, a Party may make an announcement concerning the sale of the Shares or any ancillary matter if required by: 13.2.1 law; or 13.2.2 any securities exchange or regulatory or governmental body or any Tax Authority to which that party is subject, wherever situated, whether or not the requirement has the force of law, in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of the announcement with the other Party before making the announcement. 13.3 The restrictions contained in this Clause 13 shall continue to apply after Completion or the termination of this Agreement without limit in time. 14. CONFIDENTIALITY 14.1 Each Party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to: 14.1.1 the provisions of this Agreement; 14.1.2 the negotiations relating to this Agreement; 14.1.3 the subject matter of this Agreement; or 14.1.4 the other Party, and the Seller shall, from Completion, also treat as confidential all information relating to any Target Company. 14.2 Notwithstanding the other provisions of this Clause 14 or Clause 11.2.5, a Party may disclose any such Confidential Information: 14.2.1 to the extent required by law or for the purpose of any judicial proceedings;

14.2.2 to the extent required by any securities exchange or regulatory or governmental body or any Tax Authority to which that Party is subject, wherever situated, whether or not the requirement for information has the force of law; 14.2.3 to the extent required to vest the full benefit of this Agreement in that Party; 14.2.4 to its professional advisers, auditors and bankers provided they have a duty to keep such information confidential; 14.2.5 by the Purchaser to its direct or indirect investors, limited partners, investment manager and investment advisor provided that such disclosure is subject to customary confidentiality obligations; 14.2.6 to the extent the information has come into the public domain through no fault of that Party; or 14.2.7 to the extent the other Party has given prior written consent to the disclosure. 14.3 Any information to be disclosed pursuant to Clauses 14.2.1 or 14.2.2 shall be disclosed only after consultation with the other Party (to the extent permitted by law and reasonably practicable). 14.4 The restrictions contained in this Clause shall continue to apply after Completion or the termination of this Agreement without limit in time. 15. POST-COMPLETION UNDERTAKINGS 15.1 From the Completion Date until the earlier of either 31 December 2019 or such applicable date as set out in Schedule 4: 15.1.1 the Purchaser shall provide, or procure the provision, to the Seller's Group the services listed in Part 1 of Schedule 4; and 15.1.2 the Seller shall provide, or procure the provision, to the Target Group the services listed in Part 2 of Schedule 4, (the "Services") in consideration for being reimbursed the cost of providing such services on the same terms and in a consistent manner with the cost sharing arrangement between the Target Group and the Seller's Group as at the date of this Agreement. 15.2 The scope of the Services provided pursuant to Clause 15.1 shall be substantially the same as the scope of the services provided by the Seller's Group to the Target Group, and from the Target Group to the Seller's Group, during the 12-month period immediately before the Completion Date unless otherwise varied as set out in Schedule 4. 15.3 The provider of the Services provided pursuant to Clause 15.1 shall perform such services with due skill, diligence and care and to a standard which is as least as high as the standard to which such Services were provided during the 12-month period immediately before Completion Date. 16. MISCELLANEOUS 16.1 Assignment 16.1.1 Subject to Clause 16.1.2, neither the Purchaser nor the Seller shall without the prior written consent of the other (i) assign, or purport to assign, all or any part of the benefit of, or its rights or benefits under, this Agreement (together with any causes of action arising in connection with any of them); (ii) make a declaration of trust in respect of or enter into any arrangement whereby it agrees to hold in trust for any other person all or any part of the benefit of, or its rights or benefits under, this Agreement; or (iii) sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement. 16.1.2 The Purchaser may at any time, upon giving notice to the Seller, assign all or any part of the benefit of, or its rights or benefits under, this Agreement (together with any causes of action arising in connection with any of them) to (i) its successor in title; or (ii) any person by way of security for borrowings of a member of the Purchaser's Group. 16.2 Entire agreement Each of the Parties to this Agreement confirms that this Agreement together with the documents in the agreed form or referred to in it, represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement, understanding or arrangements between the Parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing. 16.3 Unenforceable provisions Without prejudice to the provisions of Clause 11.4, if any provision or part of this Agreement is or becomes illegal, void or unenforceable in any respect, due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this Agreement shall continue in full force and effect. 16.4 Further assurance The Seller shall, at its own cost, for a period of six (6) months after Completion execute all such deeds and documents and do all such things as the Purchaser may require from time to time and in a form satisfactory to the Purchaser, for perfecting the transfer of Shares and for giving the Purchaser the full benefit of unencumbered legal and beneficial title to the Shares. 16.5 No rescission None of the Parties shall be entitled to rescind or otherwise terminate this Agreement in the event of any breach of this Agreement or in any other circumstances. 16.6 Third party rights With the exception of: 16.6.1 the rights of any Target Company and of any director, employee, agent or officer of any Target Company to enforce the terms contained in Clauses 6.4, 10.1, and 10.2; and 16.6.2 the rights of any Target Company to enforce the terms contained in Clause 11, (any Target Company and its directors, employees, officers and agents and the Purchaser's professional advisors being together, the "Third Parties") no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement. The rights of the relevant Third Parties to enforce the terms of Clauses 6.4, 10.1, 10.2 and 11 are subject to the term that the Purchaser has the right (which it may waive in whole or in part in its absolute discretion and without the consent of or consultation with any Third Party) to have the sole conduct of any proceedings in relation to the enforcement of such rights (including any decision as to commencement or compromise of such proceedings) but will not owe any duty or have any liability to any of the Third Parties in relation to such conduct. The rights of the Third Parties under Clauses 6.4, 10.1, 10.2 and 11 are also subject to the terms of Clause 16.1 (relating to assignment) and Clauses 21 and 22

(relating to governing law and jurisdiction). The Parties to this Agreement may by agreement rescind or vary any term of this Agreement without the consent of any of the Third Parties. 16.7 Taxation of payments 16.7.1 All sums payable by the Seller under this Agreement shall be made in full without any set off or counterclaim howsoever arising. 16.7.2 All sums payable by the Seller under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever, save as required by law. If any deduction or withholding is required by law to be made from any sums payable by the Seller under this Agreement, the Seller shall pay such additional amount as will, after such deduction or withholding has been made, leave the Purchaser with the full amount which would have been received by it had no such deduction or withholding been required to be made (after giving credit for any relief from or credit in respect of Tax available to the Purchaser in respect of the deduction or withholding or the matter giving rise to it). 16.7.3 If any sum paid to the Purchaser in respect of an obligation of the Seller under this Agreement (including in circumstances where any Relief (as defined in the Tax Covenant) is available in respect of such charge to Tax) is required by law to be brought into charge to Tax, then the Seller shall pay such additional amount as shall be required to ensure that the total amount paid, less the Tax chargeable on such amount (or that would be so chargeable but for such Relief), is equal to the amount that would otherwise be payable (after giving credit for any relief from or credit in respect of Tax available to the Purchaser in respect of the payment or the matter giving rise to it). 16.7.4 The Seller shall not be obliged to pay any amount under clause 16.7.2 or 16.7.3 to the extent that it would not have arisen but for: (a) the Purchaser assigning the whole or any part of the benefit of this Agreement and/or the Tax Deed; or (b) the Purchaser not being resident in the United Kingdom for Tax purposes. 16.8 Waiver The rights and remedies of the Parties shall not be affected by any failure to exercise or delay in exercising any right or remedy or by the giving of any indulgence by any other Party or by anything whatsoever except a specific waiver or release in writing and any such waiver or release shall not prejudice or affect any other rights or remedies of the Parties. No single or partial exercise of any right or remedy shall prevent any further or other exercise thereof or the exercise of any other right or remedy. 16.9 Counterparts This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument and this Agreement shall not be effective until each Party has executed at least one counterpart. 16.10 Variation No variation of this Agreement (or any of the documents referred to in it) shall be valid unless it is in writing and signed by or on behalf of the Seller and the Purchaser. The expression "variation" includes any variation, supplement, deletion or replacement however effected. 16.11 No set-off, deduction or counterclaim

Save as expressly provided in this Agreement, every payment payable by a Party under this Agreement shall be made in full without any set off, deduction or counterclaim howsoever arising unless otherwise agreed between the Parties. 17. POWER OF ATTORNEY 17.1 For so long as the Seller remains the registered holder of any of the Shares after Completion, the Seller hereby irrevocably appoints the Purchaser to be its attorney in its name and on its behalf to exercise all or any of the voting and other rights, powers and privileges attached to the Shares sold by it pursuant to this Agreement or otherwise capable of being exercised by the registered holder of those Shares. Without limiting the extent of this power, the Purchaser shall be entitled (at its discretion) to: 17.1.1 attend, participate and vote at any general meeting or class meeting of any Target Company (or any adjournment of any such meeting); and 17.1.2 execute any consent to short notice, proxy or written resolution capable of being executed by a shareholder of any Target Company. 17.2 The Purchaser shall also have power to appoint in writing, with power to revoke any appointment without giving any reason, a substitute to act as attorney for any of the Seller in its stead under the powers of attorney granted pursuant to this Clause 17 (but without the substitute having power to appoint a substitute in his turn). 17.3 The Seller undertakes: 17.3.1 not to exercise all or any of the voting and other rights, powers and privileges attached to the Shares without the consent of the Purchaser; and 17.3.2 to ratify everything the Purchaser shall lawfully and properly do or cause to be done by virtue of this power of attorney and to indemnify the Purchaser against (i) all reasonable demands, actions, proceedings or claims against it and (ii) all liabilities, costs and expenses reasonably incurred by it as a result of anything lawfully and properly done under the powers of attorney, granted pursuant to this Clause 17. 17.4 The powers of attorney granted pursuant to this Clause 17 are to secure the interest of the Purchaser in the Shares sold by the Seller pursuant to this Agreement and shall accordingly be irrevocable. 18. COSTS AND STAMP DUTY Each Party shall pay his or its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation by it of this Agreement, of each document referred to in it and the sale and purchase of the Shares. The Seller confirms that no expense of whatever nature relating to the purchase of the Shares has been borne or is to be borne by any Target Company. For the avoidance of doubt, all stamp duty payable in connection with the transfer of the Shares shall be paid, administered and reported by the Purchaser and, for the avoidance of doubt, the Seller shall not be required to have any involvement in or provide any information in respect of any matters in respect of such stamp duty. 19. NOTICES 19.1 A notice under this Agreement shall only be effective if it is in writing. E-mail is permitted. 19.2 Notices under this Agreement shall be sent to a Party at its address or number and for the attention of the individual set out below:

Party and title Address E-mail address of individual Purchaser: Oakley Capital alex.collins@oakleycapital.com 3 Cadogan Gate, London, Alex Collins SW1X 0AS With copies to: Sam Fenton-Whittet Oakley Capital sam.fenton- 3 Cadogan Gate, London, whittet@oakleycapital.com SW1X 0AS Matthew Poxon Paul Hastings (Europe) matthewpoxon@paulhastings.com LLP, Ten Bishops Square, London, E1 6EG Seller: Felise Feingold, KVH Industries, Inc., ffeingold@kvh.com General Counsel 50 Enterprise Center, Middleton, RI 028425279, USA With copies to: James McKay Squire Patton Boggs (UK) james.mckay@squirepb.com LLP 7 Devonshire Square, London, EC2M 4YH 19.3 Provided that a Party may change its notice details on giving notice to the other Party of the change in accordance with this Clause. That notice shall only be effective on the day falling five clear Business Days after the notification has been received or such later date as may be specified in the notice. 19.4 Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows: 19.4.1 if delivered personally, on delivery; 19.4.2 if sent by first class inland post, two clear Business Days after the date of posting; 19.4.3 if sent by airmail, six clear Business Days after the date of posting; and 19.4.4 if sent by e-mail, when sent. 19.5 Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place. 19.6 The provisions of this Clause shall not apply in relation to the service of any claim form, application notice, order, judgment or other document relating to any Proceedings.

20. INTEREST ON LATE PAYMENT 20.1 Where a sum is required to be paid under this Agreement (other than under the Tax Covenant) but it is not paid before or on the date on which the Parties have agreed, the Party due to pay the sum shall also pay an amount equal to interest on that sum for the period beginning on that agreed date and ending on the date the sum is paid (and the period shall continue after, as well as before, judgment). 20.2 The rate of interest shall be 4 per cent. per annum above the base lending rate for the time being of Barclays Bank Plc. Interest shall accrue on a daily basis and be compounded quarterly. 20.3 This Clause 20 is without prejudice to any claim for interest under the law. 21. CHOICE OF GOVERNING LAW This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law. 22. JURISDICTION 22.1 The courts of England are to have jurisdiction to settle any dispute, whether contractual or non- contractual, arising out of or in connection with this Agreement. Any Proceedings may be brought in the English courts. 22.2 Each Party irrevocably submits and agrees to submit to the jurisdiction of the English courts and of any other court in which Proceedings may be brought in accordance with this Clause.

SCHEDULE 1 DETAILS OF THE GROUP Super Dragon Limited. Company Number: 1327525 Country of incorporation: Hong Kong Company Status: Active Company Type: Private Company Limited by Shares Date of Incorporation: 27 March 2009 Registered Office: 16/F Rykadan Capital Tower, 135 Hoi Bun Road, Kwun Tong, Hong Kong Issued share capital: 100 ordinary shares of HK$1.00 each Director: Mark Woodhead Secretary: CSC Asia Services (Hong Kong) Limited Videotel Marine Asia Limited Company Number: 1110854 Country of incorporation: Hong Kong Company Status: Active Company Type: Private Company Limited by Shares Date of Incorporation: 16 February 2007 Registered Office: 16/F Rykadan Capital Tower, 135 Hoi Bun Road, Kwun Tong, Hong Kong Issued share capital: 100 ordinary shares of HK$1.00 each Director: Mark Woodhead Secretary: CSC Asia Services (Hong Kong) Limited Videotel Marine International Limited Company Number: 01347854 Country of incorporation: England Company Status: Active Company Type: Private Company Limited by Shares Date of Incorporation: 12 January 1978

Registered Office: 84 Newman Street, London, W1T 3EU Issued share capital: 1,000 ordinary shares of £1 each Directors: Mark Woodhead Secretary: Felise Feingold Videotel Consultants and Rentals Limited Company Number: 01116781 Country of incorporation: England Company Status: Active Company Type: Private Company Limited by Shares Date of Incorporation: 5 June 1973 Registration Office: 84 Newman Street, London, W1T 3EU Issued share capital: 100 ordinary shares of £1 each Directors: Mark Woodhead Secretary: Felise Feingold Videotel Pte. Ltd Unique Entity Number: 201117004D Country of incorporation: Singapore Company Status: Active Company Type: Private Company Limited by Shares Date of Incorporation: 18 July 2011 Registered Office: 100g, Pasir Panjang Road, #06-27,28, Interlocal Centre, Singapore 118523 Issued share capital: 100 ordinary shares of SG$10.00 each Directors: Sundeep Ranjit Sequeira Felise Feingold Secretary: Sharmila Gunasingham

Videotel Training Services Limited Company Number: 04963322 Country of incorporation: England Company Status: Active Company Type: Private Company Limited by Shares Date of Incorporation: 13 November 2003 Registration Office: 84 Newman Street, London, W1T 3EU Issued share capital: 2 ordinary shares of £1 each Directors: Mark Woodhead Secretary: Felise Feingold

SCHEDULE 2 WARRANTIES Part 1 – Title and Capacity 1. CAPACITY 1.1 The Seller has been duly incorporated or formed and validly exists under the laws of its place of incorporation or formation. 1.2 The Seller has the power to enter into and perform this Agreement and this Agreement constitutes (when executed) binding obligations on the Seller in accordance with its terms. 1.3 The execution, delivery and performance by the Seller of this Agreement does not constitute a breach of any laws or regulations in any relevant jurisdiction or result in a breach of or constitute a default or otherwise be prohibited under (i) any provision of its articles of association, by laws or equivalent constitutional documents; (ii) any order, judgment, decree or decision of any court or governmental authority in any jurisdiction; or (iii) any agreement or instrument to which it is a party or by which it is bound. 1.4 The execution, delivery and performance by the Seller of its obligations under this Agreement will not require it to obtain any consent, waiver or approval of, or give any notice to or make any registration or filing with, any governmental, regulatory, other authority or other person which has not been obtained or made at the date of this Agreement on a basis both unconditional and which cannot be revoked. 1.5 No order has been made, petition presented or resolution passed for the Seller's winding up and no administrator nor any receiver, manager or equivalent officer has been appointed by any person in respect of it or all or any of its assets and, so far as it is aware, no steps have been taken to initiate any such appointment and no voluntary arrangement has been proposed. 2. TITLE TO SHARES The Seller is the sole legal and beneficial owner of the Shares and is entitled to transfer the legal and beneficial title to the Shares to the Purchaser free from all Encumbrances, without the consent of any other person and no Encumbrance has been granted to any person or otherwise exists affecting those Shares, and no commitment to create any such Encumbrance has been given, nor has any person claimed any such rights.

Part 2 – General 1. TARGET COMPANY INFORMATION The particulars set out in Schedule 1 are true and accurate. 2. SHARES 2.1 The Shares are fully paid, or credited as fully paid, and constitute the whole of the allotted and issued share capital of the Super Dragon Limited and Videotel Marine Asia Limited. 2.2 No person has any right to require at any time, the transfer, creation, issue or allotment of any share, loan capital or other securities (or any rights or interest in them) of any Target Company, and neither the Seller nor any Target Company has agreed to confer any such rights, and no person has claimed any such right. 2.3 Save for (i) Super Dragon Limited's ownership of the entire issued share capital of Videotel Consultants and Rentals Limited, Videotel Marine International Limited and Videotel Training Services Ltd and (ii) Videotel Marine Asia Limited's owners of the entire issued share capital of Videotel Pte Ltd; no Target Company: 2.3.1 owns nor has it agreed to acquire, any shares, loan capital or any other securities or interest in any company; 2.3.2 has at any time had any subsidiaries or subsidiary undertakings (within the meaning of section 1162 of the Companies Act 2006); 2.3.3 is, or has agreed to become, a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations); or 2.3.4 has a branch or permanent establishment outside the United Kingdom, Hong Kong or Singapore. 2.4 No Target Company has purchased, redeemed, reduced, repaid or forfeited any of its share capital. 3. CONSTITUTIONAL AND CORPORATE DOCUMENTS 3.1 A copy of the constitutional documents of each Target Company has been included in the Data Room, and such copy documents are true, accurate and complete. 3.2 All returns, particulars, resolutions and other documents that each Target Company is required by law to file with, or deliver to, any authority have been correctly made up in all material respects and duly filed or delivered. 3.3 The statutory books (including, without limitation, all registers and minute books) of each Target Company have been properly kept and contain a true, accurate and materially complete record of the matters which should be dealt with in them and no notice or allegation that any of them is incorrect or should be rectified has been received. 3.4 There is in force no power of attorney or other authority (express, implied or ostensible) given by any Target Company to any person to enter into any contract or commitment on its behalf other than to its employees to enter into routine trading contracts in the usual course of their duties.

3.5 All the dividends and equity distributions paid by any Target Company to its shareholder have been carried out in full compliance with the applicable law. 3.6 In the last five years, all accounting, financial and other records of any Target Company: 3.6.1 have been properly prepared and maintained in all material respects; 3.6.2 constitute an accurate record of all matters required by law to appear in them, and comply with applicable law; 3.6.3 do not contain any material inaccuracies or discrepancies; and 3.6.4 are in the possession of the Target Group. 4. SOLVENCY 4.1 No order has been made and no resolution has been passed for the winding up of any Target Company or for a provisional liquidator or manager to be appointed in respect of any Target Company and no petition has been presented and no meeting has been convened for the purpose of considering the winding up of any Target Company nor, so far as the Seller is aware, has any meeting been convened for the purpose of considering the winding up of any Target Company by a third party. 4.2 No administration order has been made and no petition for such an order has been presented in respect of any Target Company. 4.3 No receiver, administrator or manager (which expression shall include an administrative receiver) has been appointed in respect of all or any of the assets of any Target Company, nor has any power of sale or power to appoint a receiver or manager under the terms of any mortgage, charge or other security in respect of all or any assets of any Target Company become exercisable. 4.4 No voluntary arrangement or other compromise or arrangement in respect of the creditors of any Target Company generally, or any class of them, has been proposed or adopted. 4.5 No moratorium has been proposed or is in force in respect of any Target Company. 4.6 No Target Company has, nor has it admitted itself to be unable to pay its debts as they fall due, nor has any Target Company failed to pay its debts when due (otherwise than by reason of a bona fide dispute as to their amount or enforceability). 4.7 No statutory demand has been served on any Target Company which has not been paid in full or been withdrawn. 4.8 No loan capital, borrowings or interest is overdue for payment by any Target Company, nor has any Target Company received notice in writing that any loan capital, borrowings or interest is overdue for payment by any Target Company and no other material obligation or Indebtedness of any Target Company is overdue for performance or payment. 4.9 No creditor of any Target Company has taken steps to enforce any debt or other sum owed by any Target Company, whether by legal proceedings, the exercise of a lien, power of distraint, sequestration, recovery of possession or otherwise (where such debt or sum remains unpaid).

4.10 No Target Company has approved any corporate resolution regarding its dissolution or winding-up. No Target Company is under a compulsory dissolution or capital reduction event under applicable corporate law. 4.11 No unsatisfied judgment is outstanding against any Target Company. 4.12 No Target Company has suspended or ceased or threatened to suspend or cease to carry on all or a material part of its business. 4.13 So far as the Seller is aware, no event analogous to any of the foregoing has occurred in or outside England, Hong Kong or Singapore. 5. COMPLIANCE, CONSENTS AND REGULATORY 5.1 Each Target Company is entitled to carry on the Business without conflict with any valid right of any person, firm or company and each Target Company has conducted the Business in all material respects in accordance with all applicable laws and regulations of England, Hong Kong or Singapore or any applicable foreign country and there is no violation of, or default with respect to, any statute, regulation, order, decree or judgment of any court or any governmental agency of England, Hong Kong or Singapore or any applicable foreign country which may have an adverse effect upon the assets or business of any Target Company. 5.2 All necessary licences, consents, permits and authorisations (public or private) have been obtained by any Target Company to enable it to carry on the Business effectively in the places and in the manner in which such business is now carried on and so far as the Seller is aware all such licences, consents, permits and authorisations are valid and subsisting, and the Seller knows of no reason why any of them should be suspended, cancelled or revoked. 5.3 Each Target Company has at all times during the period it has been Controlled by the Seller, and so far as the Seller is aware, at all other times, conducted its business in accordance with Anti-Corruption Laws and there is no, and so far as the Seller is aware, has never been, and the Seller is not aware of any fact or matter which might give rise to, any: 5.3.1 violation of or default; 5.3.2 order, decree or judgment of any court or any governmental agency; or 5.3.3 enquiry, investigation, reference, notification, proceeding, report or decision, (in each case) whether in England, Hong Kong or Singapore or elsewhere, with respect to any such laws, regulations or conventions in relation to the assets or business of any Target Company or any of its officers, employees or agents. For these purposes, "Anti- Corruption Laws" means any laws, regulations or conventions in any part of the world related to combating bribery and corruption, including the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption and the Bribery Act 2010. 6. DATA PROTECTION AND E-COMMERCE 6.1 Each Target Company has complied in all material respects with all applicable obligations under the Data Protection Legislation and the e-commerce laws applicable to the Business of such Target Company. 6.2 As at the date of this Agreement, no claims or complaints have been received by any Target Company within the last two years, nor, solely in relation to the Business, by the Seller or its Affiliates, under any Data Protection Legislation or applicable e-commerce regulations from any data subject in relation to the Target Companies' processing of their personal data. 6.3 There are no outstanding or incomplete requests from data subjects seeking to exercise any of their rights in relation to their personal data as provided under the Data Protection Legislation in relation to the Business in relation to the Target Companies' processing of their personal data. 6.4 The Target Group has in all material respects processed personal data in compliance with applicable Data Protection Legislation, in particular: 6.4.1 each Target Company has issued or otherwise made available appropriate privacy notices to data subjects (as appropriate) in accordance with the Data Protection Legislation; and 6.4.2 each Target Company processes, and has processed during the last two years, personal data in accordance with a valid lawful basis and, when necessary, has obtained valid consents from the data subjects permitting each Target Company, and any relevant third parties, to process the personal data for the purpose intended by such Target Company. 6.5 As of the date of this Agreement, and so far as the Seller is aware, there has been no personal data breach (as defined in the Data Protection Legislation) or cyber incident which has had, or which the Seller reasonably believes could have, an adverse impact on the Business or which has resulted in any non-compliance with applicable Data Protection Legislation. 6.6 As of the date of this Agreement, in the last two years no Target Company nor, solely in relation to the Business, the Seller nor its Affiliates, has received any statutory notice or warrant or other written communication from an applicable authority established pursuant to Data Protection Legislation alleging and/or enforcing non-compliance with any Data Protection Legislation or any applicable e-commerce regulations, request or require an audit or compliance check, or prohibiting the transfer of Personal Data to a third party or out of the European Union. 7. COMPETITION 7.1 So far as the Seller is aware, no Target Company is engaged in any agreement, arrangement, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which any Target Group conducts business and so far as the Seller is aware no director is engaged in any activity which would be an offence or infringement under any such Competition Law. 7.2 So far as the Seller is aware, no Target Company is affected by any existing or pending decisions, judgments, orders or rulings of any relevant government body, agency or authority responsible for enforcing the Competition Law of any jurisdiction and no Target Company has given any undertakings or commitments to such bodies which affect the conduct of its business. 7.3 No Target Company is in receipt of any payment, guarantee, financial assistance or other aid from the government or any state body which was not, but should have been, notified to the European Commission under Article 108 of the Treaty on the Functioning of the European Union (ex-Article 88 of the Treaty establishing the European Community) for decision declaring such aid to be compatible with the internal market. 8. LITIGATION AND ARBITRATION 8.1 Neither any Target Company, nor any person for whose acts or defaults any Target Company may be vicariously liable, is engaged or involved as a party or prospective party in any of the following matters (such matters being referred to in this paragraph 8 as "Proceedings"): 8.1.1 any litigation, administrative, arbitration or other proceedings, claims, actions or hearings (except for debt collection in the normal course of business); or 8.1.2 any dispute with or, investigation, inquiry or enforcement proceedings by, any governmental, regulatory or similar body. 8.2 No Proceedings have been threatened or are pending by or against any Target Company, any Director or any person for whose acts any Target Company may be vicariously liable, and so far as the Seller is aware there are no circumstances likely to give rise to any such Proceedings. 8.3 No Target Company is affected by any existing or pending judgment, order, decision or ruling of any court, tribunal or governmental, regulatory or similar body, nor has it given any undertaking in connection with any Proceedings. 9. ACCOUNTS 9.1 The Accounts show a true and fair view of the assets, liabilities and state of affairs of the Company as at the Accounts Date and of the profits and losses of the Company for the financial year ended on the Accounts Date. 9.2 The Accounts have been prepared in accordance with applicable law and in a manner consistent with the Company's past practice. 9.3 The Accounts are not affected by any extraordinary, exceptional or non-recurring items. 10. THE MANAGEMENT ACCOUNTS 10.1 The Management Accounts were prepared on the same basis and in accordance with the same accounting principles and practices, consistently applied, as the Accounts. 10.2 The Management Accounts show reasonable representation of the state of affairs of members of the Target Group to which they relate at each date to which they relate and of the profits or losses of members of the Group to which they relate for each accounting period to which they relate. 10.3 The Management Accounts are not affected by any extraordinary, exceptional or non- recurring items. 11. CHANGES SINCE ACCOUNTS DATE Since the Accounts Date: 11.1 the Business has been operated in the usual way so as to maintain it as a going concern; 11.2 so far as the Seller is aware and save for matters affecting similar businesses generally, there has been no material adverse change in the financial or trading position of the Business; 11.3 each Target Company has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of its business and without any interruption or alteration in the nature, scope or manner of its business;

11.4 no Target Company has borrowed or raised any money or taken any financial facility nor has it granted any collateral or guarantee; 11.5 each Target Company has paid its creditors in a manner consistent with historical practice; 11.6 there has been no change in the manner or time of issue of invoices or the collection of debts by any Target Company; 11.7 no share or loan capital has been allotted or issued or agreed to be allotted or issued by any Target Company; 11.8 no distribution of capital or income has been declared, made or paid in respect of any share capital of any Target Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital or preference capital of any Target Company has been repaid in whole or part or has become liable to be repaid; 11.9 (i) no Target Company has lost any major or substantial customer for or supplier of all or any of its products, services or requirements; (ii) no major or substantial customer has significantly reduced its orders for all or any of the products or services of any Target Company; (iii) there has been no substantial change (apart from normal price changes) in the basis or terms on which any person is prepared to enter into contracts or do business with any Target Company; and so far as the Seller is aware no such loss, reduction or change has been threatened or is anticipated whether as a result of Completion or otherwise; 11.10 there has been no depletion in the net assets of any Target Company; 11.11 other than in the ordinary course of business no Target Company has offered or agreed to offer price reductions or discounts or allowances on sales of goods or services, or provided them or agreed to provide them at less than cost, to an extent which may materially affect the profitability of any Target Company; 11.12 no Target Company has entered into any new contract with any customer or sub- contractor in excess of $150,000; and 11.13 no Target Company has incurred or agreed to incur capital expenditure in excess of $150,000 in aggregate excluding capital expenditure in the ordinary course of the Business. 12. FINANCIAL ARRANGEMENTS 12.1 No Target Company has borrowings, and neither has it agreed to create any borrowings, from its bankers or any other source and, in respect of borrowings Disclosed, no Target Company has exceeded any limitation on its borrowing contained in its articles of association or in any debenture or loan stock deed or other instrument. 12.2 There is no Encumbrance (other than a lien arising by operation of law in the ordinary course of business) over or affecting the whole or any part of the undertaking or assets of any Target Company. 12.3 No part of the borrowings or loan capital of any Target Company is dependent on the guarantee or indemnity of or security provided by any other person outside of the Target Group. 12.4 No person outside of the Target Group has given any guarantee of or security for any overdraft, loan or loan facility granted to any Target Company. 12.5 There are no debts owing by any Target Company, other than debts which have arisen in the ordinary course of business.

12.6 No Target Company is, nor has been, engaged in any arrangements which involve the raising or provision of finance and under which any Target Company is or might become liable to repay borrowings or other liabilities in the nature of indebtedness, in any such case where such arrangements or liabilities are not properly shown or reflected in the Accounts. 12.7 No Target Company is under any obligation to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise to be responsible for, any indebtedness of any other person outside of the Target Group. 12.8 During the period of five years ending on the date of this Agreement, no Target Company has applied for or received any grant or allowance from any authority or agency. 12.9 No Target Company has made any political donation to any political party or to any other political organisation or to any independent election candidate, nor has any Target Company incurred any political expenditure, in any such case either since the Accounts Date or in the year preceding the Accounts Date and it is not under any commitment to do so. 13. MATERIAL CONTRACTS 13.1 No Target Company has an agreement or arrangement with any customer or supplier on terms which are materially different from the standard terms of business of any Target Company, copies of which are in the Data Room. 13.2 A true and complete copy of each Material Contract is contained in the Data Room. 13.3 Neither any Target Company, nor so far as the Seller is aware, any other party to a Material Contract is in material default under any such agreement nor (so far as the Seller is aware) are there any circumstances likely to give rise to such a default and the Seller is not aware of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Contract or any allegation of such a thing, and any Target Company has not served or received written notice to terminate any Material Contract. 13.4 No offer, tender or the like is outstanding which is capable of being converted into an obligation of any Target Company by an acceptance or other act of some other person and which, if converted into an obligation, would constitute a Material Contract. 13.5 No Target Company is a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which: 13.5.1 is a forward contract relating to foreign currency (including the dollar); 13.5.2 involves or is likely to involve the supply of goods by or to any Target Company the aggregate sales value of which will represent more than five per cent of the turnover of any Target Company for its last financial year; 13.5.3 requires any Target Company to pay any finders' fee, royalty, brokerage or commission; 13.5.4 in any way restricts any Target Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; 13.5.5 is an agreement or arrangement otherwise than by way of bargain at arm's length; or

13.5.6 is in any way otherwise than in the ordinary and proper course of its business. 13.6 For the purposes of this paragraph 11.6, "Material Contract" shall mean any written contract to which a Target Company is a party calling for payments by any party thereto in excess of $150,000 in any one year. 14. ASSETS 14.1 The assets included in the Accounts, together with any assets acquired by any Target Company since the Accounts Date (but excluding any those assets disposed of since the Accounts Date in the normal course of business) are: 14.1.1 save for those assets described as in the possession or control of the Seller or of its Affiliates in Schedule 4, legally and beneficially owned by any Target Company, free from Encumbrance or any other third party right, and any Target Company has legal title to such assets; or 14.1.2 save for those assets described as in the possession or control of the Seller or of its Affiliates in Schedule 4, in the possession and control of any Target Company, and together with those assets described as in the possession or control of the Seller or of its Affiliates in Schedule 4, include all the assets necessary for the continuation of Business as it is carried on the Completion Date. 14.2 The plant, machinery, vehicles, office and other equipment used by any Target Company in connection with their respective businesses are in satisfactory working order, have been maintained and are capable of doing the work for which they were designed. 15. INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY 15.1 All Intellectual Property and Information Technology used by the Business of each Target Company or needed for its operation is owned by or licensed to any Target Company free from all, liens, charges and Encumbrances and can be used by the applicable Target Company without restriction and without any requirement for payment to (other than the relevant licensor), agreements with or consents from any third party and comprise all the Intellectual Property and Information Technology necessary for the continuation of the Business as it is carried on the Completion Date. 15.2 All Intellectual Property used by any Target Company which is registrable has been registered or is the subject of an application for registration, details of which are set out in the Disclosure Letter, and all payments due and all registration and renewal formalities relating to it are up-to-date and correct. 15.3 So far as the Seller is aware the operation of any Target Company's business has not infringed, and does not infringe, any third party's rights in Intellectual Property. 15.4 The Seller is not aware of any actual or potential challenge or dispute relating to the Intellectual Property owned or used by any Target Company or of any infringement by third parties of such Intellectual Property. 15.5 All Intellectual Property created for any Target Company has been created by an employee of any Target Company (acting within the course of employment) or by a third party bound by an agreement and in each respect, the relationship vests ownership of all Intellectual Property in a Target Company.

15.6 Details of the Information Technology which is necessary to the operation of the Business by the Target Companies as carried out on the date of this Agreement is set out in the Data Room. 15.7 All Information Technology required to be disclosed under paragraph 15.6 is: 15.7.1 solely, legally and beneficially owned by any Target Company as the relevant owner, free from all liens, charges, options, Encumbrances and other rights; or 15.7.2 used by any Target Company as the relevant user pursuant to and within the terms and provisions of a valid, subsisting written contractual arrangement or licence to which any Target Company using such Information Technology is a party. 15.8 With respect to any third party software (including Open Source Software) used by any Target Company in conducting the Business as currently conducted, incorporated into or contained in the Proprietary Software, so far as the Seller is aware each Target Company does not violate any agreement, constraints, requirements or restrictions on or relating to such Open Source Software and they comply, and have complied, with the relevant licence terms in respect of such third party software. 15.9 All Information Technology required to be disclosed under paragraph 15.5 is (and has been in the previous three years) in all material respects in good working order and is (and has been in the previous three years) in all material respects operated and maintained in accordance with good industry practice. 15.10 No Target Company has experienced any material disruption in the last three (3) years in its operations as a result of (a) any security breach or other unauthorised access or acts in relation to any Information Technology, (b) any failure or other substandard performance of any Information Technology howsoever arising, including as a result of (i) the existence of any software bug, virus, worm, trojan or other malicious code or software based defect, or (ii) any insufficiency of hardware data storage or hardware processing capacity, or (iii) the occurrence or processing of any date or dates. So far as the Seller is aware, no circumstance exists which is likely or expected to give rise to any such disruption. 15.11 Save where disclosure to persons engaged in the development of Proprietary Software in accordance with paragraph 15.5 of this Schedule has occurred, the Seller has not disclosed any source code relating to any Proprietary Software to any third party and no source code relating to any Proprietary Software has been disclosed to, or so far as the Seller is aware otherwise become known by, any third party. 15.12 The Seller is not a party to any agreement or arrangement, or otherwise subject to any duty, which (in either case) restricts the free use or disclosure by each of them of any source code relating to any of the Proprietary Software. 15.13 Details of all domain names registered in the name of or used by any Target Company are set out in the Data Room. All registrations in relation to such domain names have been maintained and all related fees and necessary administrative steps have been (respectively) paid and taken. 15.14 Each Target Company has the benefit of appropriate arrangements for the maintenance, support and disaster recovery of its Information Technology, in order to prevent any material disruption to the Business. 16. DIRECTORS, EMPLOYEES AND CONSULTANTS 16.1 As of the date of execution of this Agreement, the employees of the Business are those anonymously indicated in the schedule of employees contained in ● of the Data Room, which indicates the job title, annual gross salary, and the permanent, temporary or other type of employment of each employee. None of these terms and conditions are presently being negotiated or modified, nor has any undertaking been made for their modification except in the ordinary course of business consistent with past practice. Each individual engaged by the Business is employed by a Target Company. Neither self-employed workers, agency workers nor outsourcing companies' employees who render services for the Business, presently or in the last three years, have claimed, or are in a position to claim, having a labour relationship with the Business nor any Target Company. 16.2 Copies of each type of contract of employment entered into by a Target Company in respect of the Key Persons has been provided in the Data Room. 16.3 Each Target Company complies and has complied in the last three (3) years, in all material respects, with employment, social security and prevention on occupational hazards legislation, collective bargaining agreements and employment contracts affecting a Target Company's employees, self-employed workers, subcontractor's employees, directors and managers of a Target Company. Each Target Company has in the last three (3) years been materially compliant with provisions concerning pension undertakings, hiring of workforce and Target Company management and directors, as well as self-employed workers. 16.4 Each Target Company is up to date with the payment of all remuneration due to its employees (including variable remuneration) as well as with the payment of its social security obligations. No Target Company has pending social security debts nor deferrals with the Social Security administration. 16.5 No agreement or undertaking exists whereby a Target Company must pay to any, present or former, employee, manager or officer of the Target Group any kind of compensation, severance payment or benefit of any nature for dismissal, termination or departure of his/her contract with the Target Group (in excess of payment for notice) for an amount exceeding the minimum statutory severance payment established for each case. 16.6 No present or former employee, officer or manager of the Target Group is entitled to (i) share option and incentive schemes; (ii) profit sharing, bonus, commission or other incentive schemes; (iii) any other scheme under which pay varies (other than normal overtime) and (iv) any scheme under which benefits granted could be considered vested as a result of this Agreement. 16.7 There are no sums or other liabilities owed by any Target Company to any director, employee or former employee of the Target Group, other than amounts representing reimbursement of expenses, wages for the current salary period (including bonuses payable to players or managers pursuant to existing arrangements) and accrued holiday pay for the current holiday year. All amounts due and payable on or before Completion in relation to pension contributions, social security contributions, social insurance contributions and other mandatory payments to the employees of the Target Group have been duly paid on the due dates for such payments. 16.8 There are no claims existing or threatened, either administrative or judicial, in relation to any Target Company, by or in respect of employment, social security, prevention on occupational hazards' issues or any other matter arising from their employment, and, so far as the Sellers are aware, there are no facts or matters which could give rise to such claims. 17. RETIREMENT BENEFITS 17.1 No Target Company has any obligation to provide or contribute towards pension, lump sum, death, ill-health, disability or accident benefits ("Relevant Benefits") in respect of its current or former officers or employees or workers ("Pensionable Employees")

and no proposal or announcement has been made to any employee or officer or worker of any Target Company about the introduction, continuance, increase or improvement of, or the payment of a contribution towards, any Relevant Benefits. 17.2 No Target Company is, and has never been, a participating employer in a defined benefit pension scheme. 17.3 No notices, fines, or other sanctions have been issued by the Pensions Regulator since the Seller acquired the Target Group on July 2 2014 and so far as the Seller is aware no instances of non-compliance with the automatic enrolment obligations have been notified to the Pensions Regulator in respect of any Target Company. 17.4 All contributions, insurance premiums, tax and expense due to, and in respect of, the Relevant Benefits have been duly paid. There is no liability outstanding in respect of the Relevant Benefits at the Completion Date. 17.5 No Target Company has discriminated against any Pensionable Employee on any grounds in providing any Relevant Benefits. 17.6 No claims or complaints have been made or so far as the Seller is aware are pending or threatened in respect of the provision of (or failure to provide) any Relevant Benefits by any Target Company in relation to any of the Pensionable Employees and so far as the Seller is aware there is no fact or circumstance likely to give rise to such claims or complaints. 18. PROPERTY 18.1 No Target Company owns any real estate property in England, Hong Kong or Singapore or abroad. Likewise, no Target Company has right of ownership, right to use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right affecting any lands and buildings. 18.2 In this paragraph 18, "Previously-owned Land and Buildings" means any land and buildings that has or have, at any time before the date of this Agreement, been owned (under whatever tenure) and/or occupied and/or used by any Target Company, but which are either: 18.2.1 no longer owned, occupied or used by any Target Company; or 18.2.2 owned, occupied or used by any Target Company but pursuant to a different lease, licence, transfer or conveyance. 18.3 No Target Company has any liability (whether actual or contingent) in respect of Previously-owned Land and Buildings, nor has it given any guarantee or indemnity for any liability relating to any of the properties, any Previously-owned Land and Buildings or any other land and buildings. 19. ENVIRONMENTAL 19.1 In this paragraph 19, the following words and expressions have the following meanings: "Hazardous Substances" means any natural or artificial substances or materials (whether solid, liquid, gas or otherwise and whether alone or in combination with any other substance or material) capable of causing harm to human health and/or the environment, including, for the avoidance of doubt, noise, light, radiation, heat, vibration, waste, carbon dioxide and/or any other greenhouse gases; "HSE Laws" means all applicable statutes and subordinate legislation and other national, international or European Union laws, common laws, by-laws, rules, guidance notes, codes of practice, circulars, orders, decisions and/or judgments, insofar as they relate to or apply to HSE Matters from time to time; "HSE Matters" means matters relating to human health, safety, the environment, the use or exploitation of any environmental or natural resources and/or Hazardous Substances; and "HSE Permits" means any permit, licence, consent, permission, authorisation, notification, allowance, certificate, credit, waiver, application or exemption necessary in relation to either the carrying on of the business of any Target Company or in relation to the properties and/or any other right relating to the use or exploitation of any environmental or natural resource. 19.2 No Target Company has received any notice of breach of any HSE Laws and HSE Permits, has obtained all HSE Permits (which are in full force and effect) and so far as the Seller is aware no circumstances exist which will result in the variation, limitation, cancellation, surrender, suspension, revocation or expiry of any HSE Permits or non- compliance with HSE Laws. 19.3 So far as the Seller is aware, no HSE Matters exist or have arisen out of the business or former business of any Target Company or exist or have arisen at, in, under or from the properties or any other property owned, occupied or controlled by any Target Company which could give rise to fines, penalties, losses, damages, costs, expenses or any other liabilities or which could require any works. 19.4 Each Target Company and/or the properties are individually and/or cumulatively not required to participate in any form of climate change and/or emissions reduction, record keeping, conservation or trading scheme (including but not limited to the CRC Energy Efficiency Scheme, the Climate Change Levy and/or the European Union Emissions Trading Scheme). 20. INSURANCE 20.1 Each Target Company maintains, and has at all material times maintained, adequate insurance cover against all losses, liabilities and risks. 20.2 The policies of insurance maintained by or on behalf of any Target Company are in full force and effect, all premiums due on them have been paid and so far as the Seller is aware all other conditions of the policies have been performed and observed. No Target Company has done, nor has it omitted to do, anything that may result in an increase in the premium payable for any of the policies, or affect the renewal of any of the policies. There are no outstanding claims under, or in respect of the validity of, any of the policies and, so far as the Seller is aware, there are no circumstances likely to give rise to a claim under any of the policies. Part 3 – Taxation In this part, defined terms have the same meaning as set out in the Tax Covenant. 1. Since the Accounts Date: 1.1 no member of the Target Group has been involved in any transaction which has given rise (or, so far as the Seller is aware, may give rise) to a liability to Taxation on any of them (or would have given rise to such a liability but for the availability of any Relief) other than Taxation in respect of normal trading income, receipts or payments of the Target Group arising from transactions entered into by them in the ordinary course of business; 1.2 no expense (other than expenses incurred in the ordinary course in respect of business entertaining) in excess of £50,000 has been incurred by any member of the Target Group which will not be deductible for the purposes of Tax, either in computing the profits of the Target Group or in computing the Tax or corresponding Taxation chargeable on them. 2. The Accounts reserve or provide in accordance with generally accepted accounting practice for all Tax for which the Target Group was at the Accounts Date liable or able to be made liable and the Accounts reserve for any disputed, contingent or deferred liability to Tax in accordance with generally accepted accounting practice, including in particular any provision or reserve for Tax in accordance with FIN48 (or any similar or analogous accounting requirement). 3. Since the acquisition of the Target Group by the Seller on 2 July 2014, each Target Company has filed correctly and in due time all the Tax returns which it is required to file or submit in accordance with the Tax Statutes in relation to all Taxes, it has duly and punctually paid all Taxes for which it is liable (in its capacity as taxpayer, withholding agent, substitute, liable party on a secondary or joint and several basis, or in any other capacity) within the legally established time period. 4. Since the acquisition of the Target Group by the Seller on 2 July 2014, all Tax returns filed by any Target Company were accurate, complete and correct at the time they were filed and were prepared in accordance with the applicable Tax Statutes, with a correct calculation of the Taxes due, and none of them is or has been, the subject of any dispute or, so far as the Seller is aware, investigation with any Tax Authority. No Target Company is currently under any liability to pay any penalty, surcharge, fine or interest in connection with Taxes and, so far as the Seller is aware, there is no existing circumstance by reason of which any Target Company may become liable to pay any, penalty, surcharge, fine or interest in connection with Taxes. 5. Since the acquisition of the Target Group by the Seller on 2 July 2014, each Target Company has maintained (to the extent required by the Tax Statutes) all the necessary information and documentation to support the correct calculation of Taxes (including the calculation of Reliefs) declared in Tax returns submitted by each Target Company including details (where relevant) of all consents, clearances, arrangements, Tax audits, Tax postponements or deferrals, agreements or elections which have been obtained or made in relation to Tax affairs of any Target Company and which have had relevance to the Tax affairs of any Target Company. 6. Since the acquisition of the Target Group by the Seller on 2 July 2014, each member of the Target Group has sufficient records as required by the Tax Statutes of past events to permit accurate calculation of the Taxation liability or Relief which would arise on the disposal on Completion of each capital asset owned by each member of the Target Group. 7. Since the acquisition of the Target Group by the Seller on 2 July 2014, each Target Company has deducted or withheld all Taxes which it has been obliged by law to deduct or withhold from amounts paid (including to employees, directors, independent professionals, shareholders or service providers) and has filed in due time all withholding Tax returns in accordance with applicable Tax Statutes, and it has duly and punctually paid to the Tax Authority all amounts of Taxes so deducted or withheld. 8. Each Target Company is and has at all times been resident in its country of incorporation for Tax purposes and is not and has not at any time in that period been treated as resident in any other jurisdiction for any Tax purpose (including under any double taxation arrangement). No Target Company is subject to Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction for any Tax purpose (including under any double taxation arrangement). 9. Since the acquisition of the Target Group by the Seller on 2 July 2014, all claims made by the Target Group for group relief or allowance were valid when made and the Target Group have met all procedural and other requirements under the Tax Statutes in respect of such claims for group relief or allowance. 10. The implementation of the transaction contemplated by this Agreement (including the entry into this Agreement and/or Completion) will not give rise to any deemed disposal or realisation by any Target Company of any asset or liability for any Tax purpose or withdrawal, claw-back or non-availability of any Relief which has been claimed by any Target Company on or prior to Completion. 11. So far as the Seller is aware, there are no circumstances which could cause any Tax Authority to deny relief for interest paid by any Target Company. 12. In respect of all material transactions entered into by any Target Company under which any Target Company is an affected person within the meaning of Part 4 Taxation (International and Other Provisions) Act 2010 (or any overseas equivalent) and in respect of which those provisions permit a Tax Authority to make adjustments, so far as the Seller is aware, provisions between each Target Company and other affected persons are not susceptible to adjustment by any Tax Authority. Since the acquisition of the Target Group by the Seller on 2 July 2014, there has been no challenge by any Tax Authorities to the transfer pricing of any intra-group transactions. 13. No Target Company is involved in any non-routine audit, dispute, investigation, proceeding, request for ruling or action in relation to Taxes with any Tax Authority which is outstanding at the date of this Agreement, and so far as the Seller is aware, no such dispute or investigation is expected. Moreover, no Target Company has been the subject or recipient of any judgment or non-routine investigation of a Tax nature since the acquisition of the Target Group by the Seller on 2 July 2014. 14. Since the Accounts Date, no distribution or deemed distribution has been made (or will be deemed to have been made) by any Target Company, except dividends shown in their statutory accounts, and no Target Company is bound to make any such distribution. 15. For the purposes of this paragraph 15 the expression "VAT legislation" includes any relevant Tax Statutes in relation to VAT and all other enactments in relation to VAT and all notices, provisions and conditions made or issued thereunder. In relation to each Target Company: 15.1 it is registered for the purposes of VAT, has been so registered at all times that it has been required to be registered by VAT legislation and such registration is not subject to any conditions imposed by or agreed with the relevant Tax Authority; 15.2 since the acquisition of the Target Group by the Seller on 2 July 2014, (to the extent relevant) it has complied with and observed in all material respects the terms of VAT legislation; 15.3 which is registered for VAT in the United Kingdom it does, and is entitled to, fully recover any input VAT it incurs on its expenditure; 15.4 since the acquisition of the Target Group by the Seller on 2 July 2014, (to the extent relevant) it has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation; 15.5 it is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment or, if it has been so treated, it has accounted to the representative member of the relevant group for all VAT that is properly attributable to it. 16. All documents in the possession or under the control of each Target Company or to the production of which any Target Company is entitled which establish or are necessary to establish the title of any Target Company to any asset and in respect of which any stamp duty, stamp duty reserve tax or stamp duty land tax or any similar tax in the case of any jurisdiction other than the UK is payable (and in respect of which acknowledgment of payment is required to be denoted by stamping of such document), have been duly stamped (where applicable and required) and any applicable stamp duties have been duly accounted for and paid.

17. There are no assets held by any Target Company at Completion in respect of which the Seller is aware, or ought reasonably to be aware, that an additional Tax return in respect of the acquisition of that asset will be required to be filed with a Tax Authority and/or a payment of stamp duty or transfer or registration tax in respect of the acquisition of that asset made on or after Completion. 18. Since the acquisition of the Target Group by the Seller on 2 July 2014, no event has occurred as a consequence of which any Target Company is or may be held liable for or to indemnify any person in respect of any Tax which, in each case, is primarily or directly chargeable against or attributable to any person other than any Target Company. 19. No Target Company is bound by any Tax indemnity, Tax sharing or Tax grouping agreement, or fiscal unity, irrespective of whether such agreement is written or not, in respect of which any Target Company owes or, so far as the Seller is aware, could owe Tax to a company which is not a member of the Target Group. 20. In this paragraph 20, "employee" means an employee of any member of the Target Group or any person who is or has been or could properly be treated as an employee of any member of the Target Group for Taxation purposes by any Tax Authority. 20.1 No member of the Target Group has made, nor agreed to make, any payment to, or provided or agreed to provide any benefit for, any director or former director, officer or employee of any member of the Target Group as compensation for loss of office or termination of employment which is not allowable as a deduction in calculating the profits of the Target Group for Taxation purposes. 20.2 There are no securities, options over securities or interests in securities in each case which are employment related securities or securities options as defined in Part 7 of the Income Tax (Earnings and Pensions) Act 2003 acquired prior to Completion in respect of which any member of the Group may have to account for income Tax or national insurance, social fund or similar contributions liabilities (or equivalent obligations in any jurisdiction) of any employee. If any share options have been granted by any Target Company or granted by any member of the Seller Group to any employee of any Target Company, such share options will have expired, been cancelled or otherwise cease to exist prior to Completion. 21. So far as the Seller is aware, since the acquisition of the Target Group by the Seller on 2 July 2014: 21.1 no member of the Target Group has ever received advice from qualified Tax advisors, that any transactions to which the Target Group or any Target Company is or was a party constitute or form part of any Tax avoidance scheme in any jurisdiction; and 21.2 no Tax Authority has challenged any Target Company on tax anti-avoidance grounds. 22. So far as the Seller is aware, since the acquisition of the Target Group by the Seller on 2 July 2014, no Target Company has been involved in any transaction or series of transactions which (or any part of which) may for any Tax purposes need to be specifically disclosed to a Tax Authority (other than as part of routine periodic compliance) or which is at risk of being disregarded, re-characterised or reconstructed, in each case by reason of any motive to avoid, reduce or delay a liability to Tax. 23. The only entities in the UK corporation tax group payment arrangement are the UK Targets (as defined in the Tax Deed). Prior to Completion, no entity classification election pursuant to IRS Form 8832 has been made in respect of any Target Company

SCHEDULE 3
COMPLETION STATEMENT

Part 1 – Illustrative Completion Statement

		USD dd/mm/yyyy
Fixed Assets		
	Goodwill	x
	Investment in Subsidiary	x
	Intangible Assets	x
	Amort - Intangible Assets	(x)
	Net Intangibles	x
	Office and Computer Equipment	x
	Accum Depn - Office and Computer Equipment	(x)
	Office equipment Net	x
	Leasehold Improvements	x
	Accum Depn - Leasehold Improvements	(x)
	Leasehold Improvements Net	x
	Revenue Generating Asset - VOD	x
	Accum Depn - RGA - VOD	(x)
	VOD's Net	x
Total Fixed Assets		x
Current Assets		
	AR - trade, gross	x
	AllowDA - trade	(x)
	Trade debtors Net	x
	Finished Goods	x
	Inventory Reserve - FG	x
	Prepaid Other	x
	Unbilled Accounts Receivable	x
	Current Deferred Tax Asset	x
	IC Receivable	x
	IC Note Receivable	x
	Receivable Other	x
	Film Costs	x
	Film Costs - Amortization	(x)
		x
	Operating Cash - USD	x
	Operating Cash - Foreign	x
Total Cash		x
Total Assets		x
Current Liabilities		
	Accounts Payable	x
	Accrued VAT	x
	Accrued Sales Commissions	x
	Deferred Revenue	x
	IC Payable	x
	IC Note Payable	x
	Accrued Other	x
	Accrued Taxes - Foreign	x
	Accrued Taxes - Federal	x
	Accrued Wages and Fringe	x
	Accrued Bonus - Non-Executive	x
	Accrued Bonus - Executive	x
	Accrued Profit Sharing	x
	Liability for Uncertain Tax Positions	x
	Non-Current Deferred Income Tax Liability	x
	Current Deferred Tax Liability	x
Total Liabilities		x
Net Assets / Liabilities		x
	Common Stock	x
	APIC1 - Stock Comp	x
	APIC2	x
	Currency Translation Adjustment	x
	Currency Translation Adjustment	x
	Opening APIC	x
	Preferred Stock	x
	Opening Retained Earnings	x
	Dividend2	x
	Current P & L	x
Shareholders Funds		x

Working Capital	GBP		USD
unadjusted working capital	*x/(x)*	1.x	*x/(x)*
Audit Fees	x	1.x	x
Accrued Bonus	x	1.x	x
Employee stock option plan	x	1.x	x
Resturcturing accrual	x	1.x	x
Credit notes issued and unclaimed	x	1.x	x
NTSI Guarantee	x	1.x	x
Deferred Tax asset	(x)	1.x	(x)
South Chine City Buidling Deposit	(x)	1.x	(x)
CPC Taiwan Bond	(x)	1.x	(x)
Dubai office deposit	(x)	1.x	(x)
Foreign Tax accral	(x)	1.x	(x)
Debt like items	x/(x)	1.x	x/(x)
	x/(x)		x/(x)

Indebtedness			
#1	x	1.x	x
#2	x	1.x	x
#3	x	1.x	x
#4	x	1.x	x
#5	x	1.x	x
#6	x	1.x	x
#7	x	1.x	x
	-		x

Cash			
Cash	x	1.x	x
Intercompany	x	1.x	x
	x		x

64

Part 2 – Preparation of Completion Statement 1. The Seller will provide to the Purchaser such information in its possession as is reasonably required to assist with the preparation of the Completion Statement (the "Completion Statement Information") as soon as practicable after Completion and in any event within ten (10) Business Days of Completion. The Purchaser shall permit the Seller and or their nominated representative access to all accounting records up to the date of Completion at reasonable times upon reasonable notice for the purposes of collating and providing the Completion Statement Information. 2. The Purchaser shall within sixty (60) Business Days of the date of receipt of the Completion Statement Information from the Seller, prepare and submit to the Seller a draft of the Completion Statement in respect of any Target Company, prepared in accordance with Part 3 of this Schedule 3 and in the form set out in Part 4 of this Schedule 3. 3. The Seller may serve a written notice on the Purchaser stating that it objects (an "Objection Notice") or that it does not object (an "Acceptance Notice") to the draft Completion Statement within a period of fifteen (15) Business Days following receipt of the draft Completion Statement and if the Seller serves an Acceptance Notice or does not serve an Objection Notice within that period then such draft shall be, or shall deemed to be, as the case may be, the agreed Completion Statement for the purposes of this Agreement. 4. If the Seller serves an Objection Notice within the requisite time period in accordance with paragraph 3 above, such notice must identify those items of the Completion Statement which the Seller disputes, the reasons for its objection and the effect that the Seller believes that the items in dispute have on the relevant amounts set out therein together with full details of the calculations of such effect and supporting working papers. 5. If the Seller provides the Purchaser with an Objection Notice within the time period and in accordance with paragraph 4 above, then the Completion Statement shall be regarded as being disputed and the Purchaser and the Seller shall endeavour to agree any matter in dispute. If the matter in dispute is resolved by agreement between the Purchaser and the Seller, the Purchaser and the Seller shall certify the draft Completion Statement (subject to any amendment agreed between the Purchaser and the Seller) as being the Completion Statement and it shall become final and binding on the Purchaser and the Seller for the purposes of this Agreement. 6. If the Purchaser and the Seller are unable to resolve any disagreements within ten (10) Business Days of the service of the Objection Notice, then either the Purchaser or the Seller may require by notice in writing that the outstanding matters be referred to the Independent Accountants for determination with instructions to adjudicate the objection or disputed items in accordance with this Agreement and the provisions of Part 3 of this Schedule 3. Only those items or amounts specified in the Objection Notice and not resolved pursuant to paragraph 5 of this Part 2 of this Schedule 3 shall be treated as being in dispute and no amendment may be made to the Completion Statement by the Seller, the Purchaser or the Independent Accountant save in respect of those items in dispute. 7. The Purchaser will provide (and will procure that any Target Company provides) and the Seller will provide, to each other, their respective accountants (if any) and the Independent Accountants without charge: 7.1 access to all such Accounts, books, documents, records and papers (which may be in their possession or under their control) relating to any Target Company; 7.2 access to such personnel (including in the case of the Seller, the auditors and other professional advisers engaged by any Target Company prior to Completion) and premises; and

7.3 acting in good faith, all such co-operation and assistance, as may reasonably be required to produce the Completion Statement or make the relevant adjudication. 8. The Purchaser and the Seller shall bear their own costs incurred pursuant to Clause 5 and this Part 2 of this Schedule 3. 9. Following agreement or determination of the Completion Statement, the Cash, Indebtedness and Working Capital shall be set out in the final Completion Statement.

Part 3 – Relevant principles, policies, bases, practices and methods 1. The accounting principles, policies, bases, practices and methods (including for purposes of tax) to be used in the preparation of the Completion Statement are as follows: 1.1 the specific principles, policies, bases, practices and methods detailed in paragraph 2 below; and subject thereto; 1.2 the specific principles, policies, bases, practices and methods detailed in paragraph 3 below; and subject thereto; and 1.3 the principles, policies, bases, practices and methods consistent with those used in the preparation of the Management Accounts, to the extent compliant with US GAAP as at the Accounts Date and subject thereto. For the avoidance of doubt, paragraph 1.1 shall take precedence over paragraphs 1.2 and 1.3 and paragraph 1.2 shall take precedence over paragraph 1.3. 2. The following specific principles, policies, bases, practices and methods shall be used in preparation of the Completion Statement to the extent they are applicable to the Target Group: 2.1 a liability will be included in the Completion Statement in respect of the uncertain tax provisions as referenced in the FIN48 tax provisions memo contained in the Data Room including all interest and penalties; 2.2 a liability shall be included in the Completion Statement in respect of employee bonuses, including retention bonuses and social security costs thereon, and any bonuses crystallising as a result of the proposed transaction, in each case accrued but unpaid as at the Effective Time; 2.3 a liability shall be included in the Completion Statement in respect of any liability in relation to any employee stock option accrued but unpaid as at the Effective Time; 2.4 a liability shall be included in the Completion Statement in respect of any unpaid fees, costs and/or expenses in relation to any audits as at the Effective Time; 2.5 a liability shall be included in the Completion Statement in respect of customer amounts that have a credit balance as at the Effective Time; 2.6 an asset shall be included in the Completion Statement in respect of the net indebtedness owing to the Target Companies by the Seller's Group (which for the avoidance of doubt shall exclude the Target Group) immediately prior to the Effective Time; and 2.7 full provision shall be made in the Completion Statement in respect of all costs, fees, interests, Tax and/or expenses in relation to the settlement, after Completion, of indebtedness owing to the Target Companies by the Seller's Group (which for the avoidance of doubt shall exclude the Target Group) immediately prior to the Effective Time. 3. The following specific principles, policies, bases, practices and methods shall be used in preparation of the Completion Statement: Basis of preparation of financial statements The financial statements have been prepared under the historical cost convention unless otherwise specified within these accounting policies. The following principal accounting policies have been applied:

Going concern The Group is expected to continue to generate positive cash flows, on its own account, for the foreseeable future. The Group participates in centralised treasury arrangements with its parent and fellow subsidiaries to share banking arrangements. The Group's directors have a reasonable expectation that the Group will be able to continue in operational existence for the foreseeable future. Thus, they continue to adopt the going concern basis of accounting in preparing the financial statements. Revenue Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured as the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes. The following criteria must also be met before revenue is recognised: Sale of goods Revenue from the sale of goods is recognised when all of the following conditions are satisfied: • the Group has transferred the significant risks and rewards of ownership to the buyer; • the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold; • the amount of revenue can be measured reliably; • it is probable that the Group will receive the consideration due under the transaction; and • the costs incurred or to be incurred in respect of the transaction can be measured reliably. Rendering of services Revenue from a contract to provide services is recognised in the period in which the services are provided in accordance with the stage of completion of the contract when all of the following conditions are satisfied: • the amount of revenue can be measured reliably; • it is probable that the Group will receive the consideration due under the contract; • the stage of completion of the contract at the end of the reporting period can be measured reliably; and • the costs incurred and the costs to complete the contract can be measured reliably. Goodwill Goodwill is reviewed for impairment annually on 1 October based upon quantitative analysis. For the 1 October 2018 test, we performed a qualitative assessment of goodwill impairment and concluded that it was more likely than not that our reporting units' fair values exceeded their carrying values. Intangible assets Customer Relationships Intangible assets are initially recognised at cost. After recognition, under the cost model, intangible assets are measured at cost less any accumulated amortisation and any accumulated impairment losses. All intangible assets are considered to have a finite useful life. If a reliable estimate of the useful life cannot be made, the useful life shall not exceed ten years, the website's estimated useful life is 8 years and it is therefore amortised over this period. Proprietary Content Intangible assets are initially recognised at cost. After recognition, under the cost model, intangible assets are measured at cost less any accumulated amortisation and any accumulated impairment losses. All intangible assets are considered to have a finite useful life. If a reliable estimate of the useful life cannot be made, the useful life shall not exceed ten years, the website's estimated useful life is 5 years and it is therefore amortised over this period. Production and course costs Production costs relating to the creation of training materials and other film media are capitalised where they relate to a separately identifiable project of ongoing commercial value to the Company. Each such asset is recorded within intangible assets and amortised on a straight-line basis over its estimated useful economic life (typically 4 years). Where a third party contributes towards the Company's production costs in return for an entitlement to royalty income generated by the sale of such media, that obligation is recognised as a liability. That liability is initially recorded within provisions at the amount received, which is considered to represent its fair value on inception, and this fair value is subsequently remeasured at each Statement of Financial Position date. Any differences on such remeasurement are recorded in the Statement of Comprehensive Income. Website Intangible assets are initially recognised at cost. After recognition, under the cost model, intangible assets are measured at cost less any accumulated amortisation and any accumulated impairment losses. All intangible assets are considered to have a finite useful life. If a reliable estimate of the useful life cannot be made, the useful life shall not exceed ten years, the website's estimated useful life is 3 years and it is therefore amortised over this period. Tangible fixed assets Tangible fixed assets under the cost model are stated at historical cost less accumulated depreciation and any accumulated impairment losses. Historical cost includes expenditure that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. The Group adds to the carrying amount of an item of fixed assets the cost of replacing part of such an item when that cost is incurred, if the replacement part is expected to provide incremental future benefits to the Group. The carrying amount of the replaced part is derecognised. Repairs and maintenance are charged to the Statement of comprehensive income during the period in which they are incurred. Depreciation is charged so as to allocate the cost of assets less their residual value over their estimated useful lives on a straight-line basis. The estimated useful lives range as follows: Fixtures and fittings - 5 years Office and Computer equipment - 3 years Videotel on Demand' units - 4 years The assets' residual values, useful lives and depreciation methods are reviewed, and adjusted prospectively if appropriate, or if there is an indication of a significant change since the last reporting date. Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognised in the Statement of Comprehensive Income. Operating leases Rentals paid under operating leases are charged to the Statement of comprehensive income on a straight line basis over the lease term. Stocks Stocks are stated at the lower of cost and net realisable value, being the estimated selling price less costs to complete and sell. Cost is based on the cost of purchase on a first in, first out-basis. At each reporting date, stocks are assessed for impairment. If stock is impaired, the carrying amount is reduced to its selling price less costs to complete and sell. The impairment loss is recognised immediately in the statement of comprehensive income.

Debtors Short-term debtors are measured at transaction price, less any impairment. Loans receivable are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method, less any impairment. Cash and cash equivalents Cash is represented by cash in hand and deposits with financial institutions repayable without penalty on notice of not more than 24 hours. Cash equivalents are highly liquid investments that mature in no more than three months from the date of acquisition and that are readily convertible to known amounts of cash with insignificant risk of change in value. Financial instruments The Group only enters into basic financial instrument transactions that result in the recognition of financial assets and liabilities like trade and other debtors and creditors, loans from banks and other third parties, loans to related parties and investments in non-puttable ordinary shares. Debt instruments (other than those wholly repayable or receivable within one year), including loans and other accounts receivable and payable, are initially measured at present value of the future cash flows and subsequently at amortised cost using the effective interest method. Debt instruments that are payable or receivable within one year, typically trade debtors and creditors, are measured, initially and subsequently, at the undiscounted amount of the cash or other consideration expected to be paid or received. However, if the arrangements of a short-term instrument constitute a financing transaction, like the payment of a trade debt deferred beyond normal business terms or financed at a rate of interest that is not a market rate or in the case of an out-right short-term loan not at market rate, the financial asset or liability is measured, initially, at the present value of the future cash flow discounted at a market rate of interest for a similar debt instrument and subsequently at amortised cost. Financial assets that are measured at cost and amortised cost are assessed at the end of each reporting period for objective evidence of impairment. If objective evidence of impairment is found, an impairment loss is recognised in the Statement of comprehensive income. For financial assets measured at amortised cost, the impairment loss is measured as the difference between an asset's carrying amount and the present value of estimated cash flows discounted at the asset's original effective interest rate. If a financial asset has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. For financial assets measured at cost less impairment, the impairment loss is measured as the difference between an asset's carrying amount and best estimate of the recoverable amount, which is an approximation of the amount that the Group would receive for the asset if it were to be sold at the reporting date. Financial assets and liabilities are offset and the net amount reported in the Statement of financial position when there is an enforceable right to set off the recognised amounts and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously. Creditors Short-term creditors are measured at the transaction price. Other financial liabilities, including bank loans, are measured initially at fair value, net of transaction costs, and are measured subsequently at amortised cost using the effective interest method. Foreign currency translation Functional and presentational currency

The Group's functional and presentational currency is Sterling (£). Transactions and balances Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions. At each period end foreign currency monetary items are translated using the closing rate. Nonmonetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined. Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the Statement of Comprehensive Income except when deferred in other comprehensive income as qualifying cash flow hedges. Foreign exchange gains and losses that relate to borrowings and cash and cash equivalents are presented in the Statement of Comprehensive Income within 'finance income or costs'. All other foreign exchange gains and losses are presented in the Statement of Comprehensive Income within 'other operating income'. Finance costs Finance costs are charged to the Statement of comprehensive income over the term of the debt using the effective interest method so that the amount charged is at a constant rate on the carrying amount. Issue costs are initially recognised as a reduction in the proceeds of the associated capital instrument. Pensions The Group operates a defined contribution plan for its employees. A defined contribution pension plan under which the Group pays fixed contributions into a separate entity. Once the contributions have been paid the Group has no further payment obligations. The contributions are recognised as an expense in the Statement of Comprehensive Income when they fall due. Amounts not paid are shown in accruals as a liability in the Statement of financial position. The assets of the plan are held separately from the Group in independently administered funds. Dividends Equity dividends are recognised when they become legally payable. Interim equity dividends are recognised when paid. Final equity dividends are recognised when approved by the shareholders at an annual general meeting. Current and deferred taxation The tax expense for the period comprises current and deferred tax. Tax is recognised in the Statement of comprehensive income, except that a charge attributable to an item of income and expense recognised as other comprehensive income or to an item recognised directly in equity is also recognised in other comprehensive income or directly in equity respectively. The current income tax charge is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the reporting date in the countries where the Group operates and generates income. Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the Statement of financial position date, except that: • The recognition of deferred tax assets is limited to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits; and

• Any deferred tax balances are reversed if and when all conditions for retaining associated tax allowances have been met. Deferred tax balances are not recognised in respect of permanent differences except in respect of business combinations, when deferred tax is recognised on the differences between the fair values of assets acquired and the future tax deductions available for them and the differences between the fair values of liabilities acquired and the amount that will be assessed for tax. Deferred tax is determined using tax rates and laws that have been enacted or substantively enacted by the reporting date. Interest income Interest income is recognised in the Statement of comprehensive income using the effective interest method. Provisions for liabilities Provisions are made where an event has taken place that gives the Group a legal or constructive obligation that probably requires settlement by a transfer of economic benefit, and a reliable estimate can be made of the amount of the obligation. Provisions are charged as an expense to the Statement of comprehensive income in the period that the Group becomes aware of the obligation, and are measured at the best estimate at the Statement of financial position date of the expenditure required to settle the obligation, taking into account relevant risks and uncertainties. When payments are eventually made, they are charged to the provision carried in the Statement of financial position. Research and development In the research phase of an internal project it is not possible to demonstrate that the project will generate future economic benefits and hence all expenditure on research shall be recognised as an expense when it is incurred. Intangible assets are recognised from the development phase of a project if and only if certain specific criteria are met in order to demonstrate the asset will generate probable future economic benefits and that its cost can be reliably measured. The capitalised development costs are subsequently amortised on a straight line basis over their useful economic lives, which range from 3 to 6 years. If it is not possible to distinguish between the research phase and the development phase of an internal project, the expenditure is treated as if it were all incurred in the research phase only. Share based payments Our share-based compensation cost is measured at the grant date based on the fair value of the award and is recognised as expense over the requisite service period, which is generally the vesting period. We use the Black-Scholes valuation model for estimating the fair value on the date of grant of compensatory share options. Determining the fair value of share option awards at the grant date requires judgment regarding certain valuation assumptions, including the volatility of our share price, expected term of the option, risk-free interest rate and expected dividends. Changes in these assumptions and estimates could result in different fair values and could therefore impact our earnings. These changes would not impact our cash flows. The fair value of restricted Share awards is based upon our share price on the grant date. The amount of share-based compensation expense recorded in any period for unvested awards requires estimates of the amount of share-based awards that are expected to be forfeited prior to vesting. We have elected to account for forfeitures as they occur

Compensation costs for awards subject only to service conditions that vest ratably are recognized on a straight-line basis over the requisite service period for the entire award. We have no awards that are subject to performance or market conditions. Part 4 – Independent Accountants' Appointment 1. The Independent Accountants shall be appointed by agreement between the Seller and the Purchaser. If the Seller and the Purchaser cannot agree within fifteen (15) Business Days of receipt of a notice by the Purchaser or the Seller that the other elects to appoint an Independent Accountant, then the Independent Accountants shall be appointed by the President, or an officer appointed by him, of the Institute of Chartered Accountants of England and Wales among the following accounting firms: Deloitte LLP, Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP. 2. The Purchaser and the Seller shall each use reasonable endeavours to agree the terms of appointment and reference of the Independent Accountant as soon as reasonably practicable. 3. The Independent Accountants shall be instructed to: 3.1 invite the Seller and the Purchaser to submit to them, within such time limits (not being less than fifteen (15) Business Days and not more than twenty-five (25) Business Days) as they may consider appropriate, such representations and cross-representations with such supporting evidence as they may respectively wish as to the draft Completion Statement or the subject matter of adjudication (as appropriate); and 3.2 within forty (40) Business Days of its appointment or within such extended period as the Seller and the Purchaser may agree, give to each of them their determination of the Completion Statement or adjudication (as appropriate). 4. The fees and expenses of the Independent Accountants including the fee payable for their nomination, shall be borne by the Seller and the Purchaser in the proportions determined by the Independent Accountants but, failing such determination, they shall be payable by the Seller and the Purchaser in equal shares who shall each bear their own costs, fees and expenses. 5. If the Independent Accountants are unwilling to act, or become incapable of acting, or if, for any other reason, they are unable to act, then the Sellers or the Purchaser may request the President or an officer appointed by him of the Institute of Chartered Accountants in England and Wales to discharge the firm appointed as the Independent Accountants and appoint another in their place to act in the same capacity, which procedure may be repeated as many times as necessary. 6. The Independent Accountants will determine (using their own legal advice as appropriate) any question of the legal construction of this Agreement insofar as it is relevant to preparation of the Completion Statement or the subject matter of the adjudication. If the Independent Accountants obtain legal advice, a copy of the advice and any instructions on which it is based will be delivered to the Sellers and to the Purchaser. 7. The Independent Accountants will act as an expert (and not as an arbitrator) in making their determination which will (in the absence of fraud or manifest error) be final and binding on the parties.

SCHEDULE 4 POST COMPLETION UNDERTAKINGS Part 1 – Services to Seller's Group [Omitted] Part 2 – Services to Target Group [Omitted] Videotel Transition Plan [Omitted]

SCHEDULE 5 VIDEOTEL TRAINING PRODUCTS [Omitted] 64

IN WITNESS of which the Parties have executed this Agreement on the date first mentioned above. Executed as a deed ) /s/ ALEX COLLINS For and on behalf of ) PELICAN HOLDCO LIMITED ) ..................................................................... in the presence of Name: Sam Fenton-Whittet Profession: Finance Address: 3 Cadogan Gate, London SW1X 0AS /s/ SAM FENTON- WHITTET ..................................................................... (Witness)

Executed as a deed ) /s/ MARK WOODHEAD For and on behalf of ) KVH MEDIA GROUP LIMITED ) ..................................................................... in the presence of Name: Anthony Pike Profession: Finance and Operations Director Address: /s/ ANTHONY PIKE ..................................................................... (Witness) Executed as a deed ) For and on behalf of ) /s/ MARTIN KITS VAN HEYNINGEN KVH INDUSTRIES, INC. ) ..................................................................... in the presence of Name: Felise Feingold Profession: General Counsel Address: 50 Enterprise Center, Middletown RI /s/ FELISE FEINGOLD ..................................................................... (Witness)